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                                                                    EXHIBIT 10.4

                                                                  Execution Copy



                              JOINT OPERATING AGREEMENT



                                       BETWEEN




                                    THAIPO LIMITED

                                    THAI ROMO LTD.

                                         AND

                               SOPHON THAI GULF LIMITED


    This AGREEMENT (the "Agreement") is made to be effective as of March 3, 1995 (the "Effective Date"), by and among THAIPO LIMITED, a limited company organized under the laws of the Kingdom of Thailand, with its principal place of business at 5 Greenway Plaza, Suite 2700, Houston, Texas, 77046-0504 ("Thaipo"), THAI ROMO LTD., a limited company organized under the laws of the Kingdom of Thailand, with its principal place of business at 5 Greenway Plaza, Suite 220, Houston, Texas 77046 ("Thairomo") and SOPHON THAI GULF LIMITED, a limited company organized under the laws of the Kingdom of Thailand, with its principal place at 61/1 Soi Watana Sukhumvit 19, Bangkok 10110 ("Sophonpanich"). Thaipo, Thairomo and Sophonpanich are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties."

                                     WITNESSETH:

    WHEREAS, Thaipo, Thairomo, Sophonpanich's parent company, The Sophonpanich Co., Ltd. and Maersk Oil (Thailand) Ltd. ("Maersk") were parties to that certain joint operating agreement effective as of August 1, 1990 (the "B8/32 JOA") under which they conducted certain operations in the Gulf of Thailand as joint venturers which culminated in their being awarded a concession from the Kingdom of Thailand to explore for oil and gas on Block B8/32 in the Gulf of Thailand; and

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    WHEREAS, commencing in October 1992 with the successful drilling, testing and completion of the Tantawan No. 1 well, the Parties and Maersk identified and commenced delineation of the Tantawan and Tantawan North structures; and

    WHEREAS, as a consequence of the successful drilling program in the Tantawan and Tantawan North areas the Parties determined to press forward with further exploration on and the development of the Tantawan and Tantawan North structures, in which operations Maersk declined to participate; and

    WHEREAS, as a result of its decision not to participate in the further exploration on and the development of the Tantawan and Tantawan North areas, Maersk elected to convey all of its right, title and interest in and to that portion of the Block B8/32 Concession which is defined herein as the Tantawan Area to the Parties resulting in each Party's percentage interest in the Tantawan Area being the amount set forth in Section 3.1.1 of this Agreement and to assign its right of operatorship in the Tantawan Area to Thaipo; and

    WHEREAS, Maersk's assignment of its right, title and interest in and to the Tantawan Area and the designation of Thaipo as the Operator of the Tantawan Area was approved by the Kingdom of Thailand's Department of Mineral Resources on April 7, 1995; and

    WHEREAS, the Parties have determined that in connection with their continued exploration for and development of the hydrocarbon reserves located on the Tantawan Area, that it is necessary, appropriate and advisable to adopt a new joint operating agreement delineating and setting forth the respective rights, duties, responsibilities and liabilities of the Parties as they relate to operations conducted on and to be conducted on or in connection with the Tantawan Area subsequent to the Effective Date of this Agreement.

    NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties hereby agree as follows:

                                    1. DEFINITIONS

    For the purposes of this Agreement, and its Exhibits, the following meanings shall apply:

    1.1 "Accounting Procedure" shall mean the procedure set out in EXHIBIT "A" hereof, as from time to time amended in accordance with Article 1.3 thereof,

    1.2 "Advance" shall mean each payment of cash required to be made pursuant to a Cash Call;

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    1.3  "AFE" shall mean an authorization for expenditure prepared by a Party to estimate the costs to be incurred in conducting an operation under this Agreement;

    1.4 "Affiliate" of a Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed to control, or be in common control with, another Person, either directly or indirectly, solely as a result of such Person, or an officer director or employee of such Person, being a director of the other Person, absent other indicia or evidence of control;

    1.5 "Agreed Interest Rate" shall mean the rate of interest compounded on a monthly basis, at the rate per annum equal to the one (1) month term, LIBOR rate for U.S. dollar deposits, as published by THE WALL STREET JOURNAL or if not published, then by the FINANCIAL TIMES OF LONDON, plus five percent (5%), applicable on the last Working Day prior to the due date of payment and thereafter on the first Working Day of each succeeding one (1) month term. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law;

    1.6 "Appraisal Operation(s)" shall mean an operation that is conducted in the Tantawan Area which is:

         (a) proposed for an Objective Horizon that does not have a Producible Well;

         (b) proposed for an Objective Horizon that has a Producible Well, but that will be penetrated at a location where the distance between the vertical projection of the midpoint of the Objective Horizon to be penetrated by the proposed well and the vertical projection of the midpoint of the same Objective Horizon where it is actually penetrated by a Producible Well will be at least two thousand feet (2000') for a gas completion and at least one thousand feet (1000') for an oil completion;

         (c) proposed for an Objective Horizon that is unanimously agreed by all Parties not to be in or part of an existing Producible Reservoir;

         (d) proposed as deeper drilling operations below the base of the deepest Producible Reservoir on the Production Area in which it is proposed;

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         (e)  proposed to penetrate the Objective Horizon at least five hundred feet (500') outside of the boundary of a Production Area as such boundary exists on the date that such well is proposed; or

         (f)  proposed by the Operator as an Appraisal Well;

    1.7 "Appraisal Well" shall mean any well whose purpose, as determined by the Party operating such well, at the time of commencement of drilling such well is the determination of the extent or the volume of Petroleum reserves contained in an existing Discovery;

    1.8  "Baht" or "THB" shall mean the currency of the Kingdom of Thailand;

    1.9  "Budget" shall mean the annual estimated expenditures for a Program;

    1.10 "Cash Call" shall mean any request for payment of cash made by the Operator to the Parties, or Participating Parties, as applicable, in connection with operations under this Agreement in accordance with the Accounting Procedure;

    1.11 "Casing Point" shall mean the point in time at which a well has been drilled to its objective depth, or mutually agreed lesser depth, and sufficient Testing, in the opinion of the operator of such well, has been performed to permit the Parties participating in such well to reach the decision to attempt to Complete the well as a Producible Well;

    1.12 "Code" shall mean the United States Internal Revenue Code of 1986, as amended;

    1.13 "Completed Reservoir" shall mean a Reservoir in which a Completion is made, or attempted;

    1.14 "Completion" shall mean an operation intended to complete a well through the Christmas tree as a producer of Petroleum in one or more Producible Reservoirs including, but not limited to, the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation. "Complete" and other derivatives shall be construed accordingly;

    1.15 "Concession Agreement" shall mean that certain agreement styled Petroleum Concession No. 1/2534/36 covering Block B8/32 that was awarded by the Ministry to Maersk, Thaipo and Thairomo on August 1, 1991, as supplemented by Supplementary Petroleum Concession No. 1 to Petroleum Concession No. 1/2534/36 dated March 6, 1992 pursuant to which Sophonpanich's parent, The Sophonpanich Co., Ltd., became a party to Petroleum Concession No. 1/2534/36, as supplemented by

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         Supplementary Petroleum Concession No. 2 to Petroleum Concession
         No. 1/2534/36 dated September 4, 1995, as modified by that certain letter from the Department of Mineral Resources Serial No. OrKor 0306/10332 dated August 23, 1995;

    1.16 "Concession Area" shall mean that certain area in the Gulf of Thailand designated as the Block B8/32 Concession and governed by the Concession Agreement, as then in effect;

    1.17 "Day" shall mean a calendar day;

    1.18 "Deepening" shall mean an operation whereby a well is drilled or attempted to be drilled pursuant to an approved AFE to an Objective Depth below the shallower of (a) the deepest Objective Depth specified in any previously approved AFE for drilling or Deepening such well or such shallower depth at which further drilling or Deepening of such well pursuant to all previously approved AFE's was actually terminated, or (b) the deepest Producible Reservoir in which such well has been Completed as a Producible Well. "Deepen" and other derivatives shall be construed accordingly;

    1.19 "Development Operation(s)" shall mean an operation other than an Appraisal Operation;

    1.20 "Development Plan" shall mean a general plan for the development of Petroleum from a Production Area as presented to and approved by the Department of Mineral Resources, with such changes or modifications as may be (a) approved by the Operating Committee or (b) are permitted to be made by the Operator pursuant to this Agreement;

    1.21 "Development Proposal" shall mean a proposal by any Party to perform any Development Operation which is not inconsistent with any applicable Development Plan; provided that:

         (a) a Development Proposal related to drilling operations may not propose operations on or with respect to more than a single well, and, except as otherwise provided by subparagraphs (b) or (c) below, may propose the performance of one, and only one of the following: the drilling, Sidetracking, Deepening, Completion, Recompletion, Plugging Back or Reworking of a well, provided further, however, that the forgoing shall not be interpreted as prohibiting any Party from making multiple simultaneous Development Proposals;

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         (b)  a Development Proposal to construct and install a Platform may also include a proposal to construct and install such gathering lines and facilities (which shall be deemed a part of the Platform "Facilities" of such Platform) as shall be necessary to transport Petroleum from the Platform to a FPSO or other processing Facilities, if and as applicable, either directly or through connections with existing gathering lines and facilities; and an election by a Party to participate in constructing and installing such Platform pursuant to Article 11 shall also constitute an election to participate in the construction and installation of such gathering lines and facilities pursuant to such Development Proposal; and

         (c) a Development Proposal to Complete a well may also include a proposal to acquire and install any Facilities necessary to produce Petroleum from such well (if the well is Completed as a Producible Well); and an election by a Party to participate in Completing such well pursuant to Article 10 shall also constitute an election to participate in the acquisition and installation of such Facilities pursuant to such Development Proposal;

    1.22 "Development Well" shall mean any well drilled for the production of Petroleum pursuant to a Development Plan or proposed as part of a Development Operation;

    1.23 "Discovery" shall mean any discovery of previously unknown reserves of Petroleum which in the view of Parties possessing a simple majority working interest is potentially capable of economic development;

    1.24 "Disposal" shall mean a sale, hypothecation, disposal, assignment or transfer by any Party of any part or proportion of its right, title or working interest (whether legal or beneficial and whether for value or not) in the Tantawan Area or any portion thereof, or any of its operating rights under this Agreement, but shall not include the creation and sale, assignment or transfer of overriding royalty or net profits interests;

    1.25 "Dollars" or "USD" shall mean United States Dollars, the currency of the United States of America;

    1.26 "Effective Date" shall have the meaning assigned to it in the first paragraph of this Agreement,

    1.27 "Execution Date" shall mean May   , 1996, the date on which this
         Agreement was executed by all of the Parties hereto.

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    1.28 "Facilities" shall mean all equipment, fixtures and appurtenances beyond the wellhead connections acquired for production of Petroleum pursuant to this Agreement, including, without limitation, Platforms, pipelines, fixtures and other appurtenances, whether or not located on a Production Area and equipment for storage, treating, compression, and production handling. Facilities shall also include pipelines, barges, tankers, FPSOs and other vessels used for storing, offloading, transporting and marketing Petroleum produced from a Production Area, together with all necessary support facilities, whether or not located in the Production Area;

    1.29 "FPSO" shall mean a Floating Production, Storage and Offloading facility, designed for and employed in the production, processing, storage and delivery of Petroleum;

    1.30 "Gas Balancing Agreement" shall mean that certain gas balancing agreement attached as EXHIBIT "D" to this Agreement;

    1.31 "Gross Negligence" or "Grossly Negligent" shall mean any act or failure to act (whether sole, joint or concurrent) by a Person which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Person knew, or should have known, such act or failure would have on the safety or property of another Person, but shall not include any error of judgment or mistake made by any director, employee, agent or contractor of such Person in the exercise, in good faith of any function, authority or discretion conferred on the Person employing such under this Agreement;

    1.32 "Joint Account" shall mean the account or accounts established and maintained by the Operator, or a Person that it designates, to record all Advances, expenditures and receipts in the conduct of the Joint Operations;

    1.33 "Joint Operations" shall mean all operations conducted in accordance with this Agreement on behalf of all the Parties;

    1.34 "Joint Petroleum" shall mean all Petroleum won and saved under the Joint Operations;

    1.35 "Joint Property" shall mean all property, whether real, personal or intangible, acquired or held for use in connection with the Joint Operations;

    1.36 "Material" shall mean personal property, equipment or supplies used or intended to be used in the operations under this Agreement;

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    1.37 "Ministry" shall mean all Thai administrative or legislative entities that have or purport to have authority in relation to the exploration for, or production of Petroleum and any legislation, decrees, procedures and/or rules applicable thereto;

    1.38 "Month" shall mean a calendar month;

    1.39 "Non-Consent Facility(ies)" shall mean a Facility that is leased, acquired, constructed and/or installed pursuant to a Non-Consent Operation and as to which the Participating Parties have not completed recoupment of the amounts specified and provided for in Article 12;

    1.40 "Non-Consent Operation(s)" shall mean an Appraisal Operation or a Development Operation conducted by fewer than all Parties;

    1.41 "Non-Consent Platform" shall mean a Platform constructed and installed pursuant to a Non-Consent Operation and as to which the Participating Parties have not completed recoupment of the amounts specified and provided for in Article 12;

    1.42 "Non-Consent Well" shall mean a well on which a Non-Consent Operation has been conducted and as to which the Participating Parties in such Non-Consent Operation have not completed recoupment of the applicable amounts specified and provided for in Article 12;

    1.43 "Non-Operator" shall mean a Party other than the Operator;

    1.44 "Non-Participating Party" shall mean any Party other than a Participating Party;

    1.45 "Non-Participating Party's Share" shall mean the Participating Interest that a Non-Participating Party would have had in an operation if all Parties had participated in such operation;

    1.46 "Objective Depth" shall mean the lesser of a depth sufficient to test the Objective Horizon or the specific footage depth stated in the applicable AFE;

    1.47 "Objective Horizon" shall mean the interval consisting of the deepest zone, formation, or horizon to be tested in drilling a well, in a Deepening Operation, or in a Sidetracking Operation, as stated in the applicable AFE;

    1.48 "Operating Committee" shall mean the committee established pursuant to
         Article 8;

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    1.49 "Operator" shall mean the Party appointed and acting as such under
         Article 4;

    1.50 "Parent Company Guarantee(s)" shall mean those certain guarantee agreements executed by the parent companies of the Parties in favor of the Operator as set forth in EXHIBIT "B" to this Agreement.

    1.51 "Participating Interest" shall mean the respective percentage of the costs and risks of conducting an operation under this Agreement that a Participating Party agrees, or is otherwise obligated, to pay or bear;

    1.52 "Participating Party" shall mean a Party that executes an AFE for a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under this Agreement;

    1.53 "Party" or "Parties" shall mean the Parties to this Agreement as identified in the first paragraph hereof, and their respective authorized successors and assignees;

    1.54 "Percentage Interest" shall mean, for each of the Parties, the undivided percentage interest held from time to time by it in the rights, duties, obligations and liabilities arising out of or relating to any Production Area or its respective Production Approval;

    1.55 "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

    1.56 "Petroleum" shall mean crude oil, natural gas, natural gas liquid, by-products and other naturally occurring hydrocarbons in a free state, whether solid, semi solid, liquid or gaseous, and it shall include all heavy hydrocarbons which can be recovered in situ by thermal or chemical processes, but shall not include coal, oil shale or other kinds of rocks from which oil can be extracted by application of heat or chemical process;

    1.57 "Platform" shall mean an offshore structure, including a structure that solely supports Facilities, whether fixed, compliant or floating, and the components of that structure, including but not limited to, caissons or well protectors, rising above the water line and used for the exploration, development or production of Petroleum. The term "Platform" shall also mean an offshore subsea structure or template (excluding templates used for drilling operations) and any component thereof (including, but not limited to, flowlines, umbilicals and control systems, other than those installed in connection with completion of a well) that is attached to the sea floor and used to obtain production of Petroleum;

    1.58 "Plugging Back" shall mean a single operation whereby a deeper Producible Reservoir is abandoned in order to attempt a Completion in a shallower Producible Reservoir. Plug Back and other derivatives shall be construed accordingly;

    1.59 "Producible Reservoir" shall mean a Reservoir that is (a) in a single and separate natural accumulation characterized by a distinct pressure system, (b) not in oil or gas communication with another accumulation of oil or gas, and (c) into which a Producible Well has been Completed;

    1.60 "Producible Well" shall mean a well that is drilled under this Agreement and that is producing Petroleum or is or would be capable of producing Petroleum in paying quantities, even if the well has been plugged and abandoned;

    1.61 "Production Area" shall mean any portion of a concession to which a Production Approval relates;

    1.62 "Production Approval(s)" shall mean an instrument authorizing development, exploitation and operations within the Tantawan Area of the Concession Area, as concluded between the Ministry of Industry of the Kingdom of Thailand and the Parties and any extension, renewal or amendment thereof agreed to in writing by the Parties;

    1.63 "Program" shall mean any program of Joint Operations;

    1.64 "Quarter" shall mean a period of three consecutive Months ending on the 31st of March, 30th of June, 30th of September or the 31st of December in any Year;

    1.65 "Recompletion" shall mean an operation whereby a Completion in one Producible Reservoir is abandoned in order to attempt a Completion in a different Producible Reservoir within the existing wellbore. "Recomplete" and other derivatives shall be construed accordingly;

    1.66 "Reservoir" shall mean a stratum of earth containing or thought to contain a common accumulation of Petroleum separately producible from any other common accumulation of Petroleum;

    1.67 "Reworking" shall mean an operation conducted in the wellbore of a well after it is Completed in a Producible Reservoir to secure, restore, maintain or improve production from one or more of the Producible Reservoirs which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well. "Rework" and other derivatives shall be construed accordingly;

    1.68 "Sidetracking" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location, whether it be to the original Objective Depth or formation or another bottom hole location not deeper than the stratigraphic equivalent of the initial Objective Depth, unless the intentional deviation is done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. "Sidetrack" and other derivatives shall be construed accordingly;

    1.69 "Tantawan Area" shall mean that certain Production Area being a portion of the Concession Area described on EXHIBIT "C" hereto;

    1.70 "Tantawan Approval" shall mean (a) that certain Production Approval represented by a letter agreement from the Ministry dated August 23, 1995, Serial No. OrKor 0306/10332 designating the Tantawan Area as a production area, as the same may be amended or modified by the Ministry and (b) any unitizations or other combinations with other concessions or Production Approvals granted by the Kingdom of Thailand that may include any portion of the Tantawan Area;

    1.71 "Testing" shall mean an operation intended to evaluate all or any portion of a wellbore for the existence of, or its capacity to produce, Petroleum. "Test" and other derivatives shall be construed accordingly;


    1.72 "Wilful Misconduct" shall mean, in relation to any Person, an intentional and conscious, grossly negligent, or reckless, disregard of:

         (a)  any provision of this Agreement; or

         (b)  any Program, not justifiable by any special circumstances;

         but shall not include any error of judgment or mistake made by any director, employee, agent or contractor of such Person in the exercise, in good faith, of any function, authority or discretion conferred upon such Person;

    1.73 "Working Day" shall mean a Day on which banks in the city of Houston, Texas are normally open for business;

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    1.74 "Work Program" shall mean any plan of action that has been duly authorized pursuant to this Agreement relating to exploration, appraisal, development, production, transportation or storing of Petroleum in or produced from a Production Area governed by this Agreement, either as Joint Operations or as Non-Consent Operations;

    1.75 "Year" shall mean a period of twelve (12) Months commencing with January 1st and ending on the following December 31st according to the Gregorian Calendar;


                   2.  DURATION AND SCOPE

    2.1  DURATION

         2.1.1 This Agreement shall be deemed to have commenced on the Effective Date, PROVIDED, HOWEVER, that costs, expenses and liabilities incurred by the Operator prior to the Effective Date in connection with planning, design, acquisition or construction of Facilities to be located on the Tantawan Area that were not charged to the Parties underneath the B8/32 JOA but which would be appropriately incurred by the Parties under this Agreement if such costs, expenses and liabilities were incurred subsequent to the Effective Date of this Agreement, shall be accounted for hereunder as if incurred after the Effective Date.

                This Agreement shall, subject to the provisions hereof, continue in effect until the Concession Agreement in the Tantawan Area and all Production Approvals covering a portion thereof terminate and until all Joint Property (or other property that is used in Non-Consent Operations) has been removed and disposed of and final settlement has been made among the Parties and including, without limitation, until:

         (a) all wells and Facilities, including Platforms, have been properly abandoned in accordance with Article 20;

         (b) all obligations, claims, arbitrations and lawsuits have been settled or otherwise disposed of in accordance with Article 7.3 and Article 23.2; and

         (c) the time relating to the protection of confidential information and proprietary technology has expired in accordance with Article 16.

         2.1.2 The provisions of this Agreement which for any reason require action or forbearance after the expiration of the term of this Agreement or the termination of this Agreement for whatever cause (either generally or in respect of one Party by virtue of that Party disposing of the whole of its Percentage Interest) shall remain operative and in full force and effect regardless of the expiry or termination of this Agreement.

    2.2  SCOPE

         2.2.1 The scope of this Agreement shall extend to the exploration for and the development and the production of Petroleum from the in the Tantawan Area and to the separation, processing, treatment, storage and transportation of the same and any operations of any kind or nature and wherever located that are ancillary thereto.

    2.2.2 Notwithstanding the foregoing, this Agreement shall not extend to any financing arrangements between the Parties or any of them or any marketing arrangements between the Parties or any of them or any arrangements between the Parties or any of them for sales of Petroleum.


                             3. INTERESTS OF THE PARTIES

    3.1  PERCENTAGE INTERESTS

         3.1.1 Subject as hereinafter provided, the interests under the Agreement and in the Tantawan Approval, all Joint Property, all Joint Petroleum and all costs and obligations incurred in the conduct of the Joint Operations shall be owned and borne by the Parties in proportion to their respective Percentage Interests which at the date hereof are as follows:

              THAIPO              46.34147%
              THAIROMO            46.34146%
              SOPHONPANICH         7.31707%
                                 ----------
                                 100.00000%

    3.2  COVENANTS UNDERTAKINGS AND RELATIONSHIPS

    3.2.1 Subject to the overriding responsibility of the Operator under Article 5.2.2 and the other provisions of this Agreement, each Party hereby covenants and undertakes with each of the other Parties that it will comply with all the provisions and requirements of any applicable law and of the Concession Agreement and will do all such acts and things within its control as may be necessary to keep and maintain the Concession Agreement in full force and effect insofar as the same covers and affects the Tantawan Area and Tantawan Approval.

    3.2.2 The liability of the Parties hereunder shall be several and not joint or collective. Each Party shall be responsible only for its individual obligations hereunder. It is expressly agreed that it is not the purpose or intention of this Agreement to create, nor shall the same be construed as creating, any mining partnership or other partnership of any kind whatsoever.

    3.2.3 Subject to Article 5.10 and Article 7.2, each Party agrees to indemnify each of the other Parties, to the extent of its Percentage Interest or Participating Interest share, as applicable, for any claim, obligation, cost, expense or liability to any Person not being a Party hereto, arising from or in connection with the Joint Operations and any Non-Consent Operations to which it is a party, and such indemnity shall include any direct costs and expenses incurred in respect of and/or ancillary to such claim or liability which are payable to any Person not a Party hereto.

    3.3       U.S. TAXATION

    3.3.1 The Parties do expressly agree that it is not the purpose or intention of this Agreement to create, nor shall the same be construed as creating, at any time, a partnership under U.S. taxation law. Consequently it is the opinion of the Parties that the activities of the Parties under this Agreement are excluded from the application of all of the provisions of Subchapter K (Chapter 1, Subtitle "A") of the Code.

    3.3.2 If, in spite of Article 3.3.1 above, for United States federal income tax purposes, this Agreement and the operations under this Agreement are regarded as a partnership (and if the Parties have not at such time unanimously agreed to form a tax partnership) all Parties elect to be excluded from the application of all of the provisions of Subchapter "K" (Chapter 1, Subtitle "A") of the Code as permitted and authorized by
              Section 761 of the Code and the regulations promulgated under the Code. To the extent required by Section 6231(a) (7) of the Code, the Operator shall be authorized and directed to execute for such Parties and entities controlled by the Parties as the Operator in its discretion shall deem necessary, appropriate or advisable, such documents, notices and other evidence of this election as may be specifically required by the Internal Revenue Service, including, but not by way of limitation, all of the returns, statements, and the data required by United States Treasury Regulations Section 1.761 and 1.6031-1) d) (2). Should there be any requirement that any Party give further evidence of this election, each Party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election.

    3.3.3 No Party shall give any notice or take any other action inconsistent with the election made above. If any future income tax laws of the United States contain provisions similar to those in Subchapter "K" (Chapter 1, Subtitle "A") of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each Party shall make such election as may be permitted or required by such laws. In making the foregoing election, each U.S. Party states that the income derived by it from operations under this Agreement can be adequately determined without the computation of partnership taxable income.

    3.3 .6         Irrespective of any other provisions of this Agreement, a
              Party which is not subject to the income tax laws of the United States shall not be required to do any act or execute any instrument which might subject such Party to the taxation jurisdiction of the United States of America.


                                   4. THE OPERATOR
    4.1       DESIGNATION

    4.1.1 Thaipo is hereby designated as Operator under this Agreement, and agrees to act on behalf of the Parties, including actions to establish, organize and direct such Persons as the Parties (or the Consenting Parties in the case of a Non-Consent Operation) shall unanimously agree are necessary to accomplish the purposes of this Agreement.

    4.1.2 The Operator shall perform its duties under the supervision of the Operating Committee as established under Article 8.

    4.1.3 In the performance of its rights and duties as Operator, the Operator does not assume and shall not be liable to the Parties as their agent, employee, borrowed servant or in any fiduciary capacity nor shall it be liable for any duties or obligations beyond those specifically set out in this Agreement.

    4.2  RESIGNATION AND REMOVAL

    4.2.1 The Operator may resign at the end of any Month by giving not less than one hundred and eighty (180) Days' notice to the Parties or such shorter period of notice as the Operating Committee may agree.

    4.2.2          (a)  If at any time the Operator is in material breach of
                        its obligations under this Agreement, the Non-Operators may give written notice of such breach to the Operator specifying the breach committed. Subject to Article 4.3, the Operator may be removed if the Operator has failed to commence to rectify such breach within thirty
                        (30) Working Days of
                    receipt of the Non-Operators' notice. In respect of any decision of Non-Operators on any removal under this Article such decision shall be made by the Operating Committee in accordance with Article 8.

              (b) The Operator shall resign forthwith upon all Non-Operators other than Affiliates of the Operator giving notice to it if:

                   (i) a receiver, conservator, liquidator or trustee of the Operator is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction and such decree or order remains in effect for more than thirty (30) Days; or the Operator is adjudicated bankrupt or insolvent; or a petition is filed against the Operator under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereinafter in effect, and is not dismissed within ninety (90) Days after such filing;

                   (ii) the Operator files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law,

                   (iii)the Operator makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Operator or of all or any part of its property;

                   (iv) the Operator makes a Disposal of all of its Percentage
                        Interest in the Producing Areas governed by this Agreement; or

                   (v) more than fifty percent (50%) of the common stock of the Operator's ultimate corporate parent company is acquired by an unaffiliated third party and, as a result of such acquisition, there occurs (i) a majority change in the then current board of directors of such company, and (ii) a change in the chairmanship of such company's board of directors.

    4.2.3 The resignation or removal of the Operator shall be without prejudice to any rights, obligations or liabilities of the Operator or the Parties which accrued during the period when the Operator acted as such, and the Operator shall be entitled to charge to the Joint Account costs and expenses incurred in connection with the removal of Operator.

    4.3  ELECTION OF SUCCESSOR

         When the Operator is removed or resigns pursuant to Articles 4.2.1 or 4.2.2:

    4.3.1 The Operating Committee shall as soon as possible appoint a successor Operator pursuant to the voting procedure of Article 8.

    4.3.2 If the Operator is removed, neither the Operator nor any Affiliate of the Operator shall have the right to vote for itself on the appointment of a successor Operator, nor to be considered as a candidate to be the successor Operator.

    4.3.3 The Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Petroleum, and an audit of the books and records of the removed Operator that relate directly to its duties as Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator. The costs and expenses of such inventory and audit shall be charged to the Joint Account.

    4.3.4 The effective date for the resignation or removal of the Operator shall be the date upon which any necessary approval by the Ministry of the Operator's resignation or removal and its replacement by the successor Operator is obtained.

    4.3.5 Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed herein for the Operator. The former Operator shall within thirty (30) Days after the effective date of resignation transfer to the successor Operator custody of all Joint Property, contracts, books of account, records and other documents maintained by the Operator pertaining to the Tantawan Area and to Joint Operations or Non-Consent Operations in its capacity as Operator other than those books, records and inventories maintained by the Operator as the owner of a Percentage Interest. Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator (but not in any other capacity) accruing after such date.

                         5.  AUTHORITY AND DUTIES OF OPERATOR

    5.1  RIGHTS

              Subject to this Agreement, the Operator shall have the exclusive right and is obliged to conduct, or to direct the conduct of; all operations on behalf of the Parties, including both Joint Operations and Non-Consent Operations, relating to the Tantawan Area or arising under this Agreement, subject to the supervision of the Operating Committee as described in Article 8 hereof.

    5.2  DUTIES AND RESPONSIBILITIES

    5.2.1 Subject to the supervision of the Operating Committee as described in Article 8, the responsibilities of the Operator shall include, but not be limited to:

              (a) the preparation of proposed Work Programs, Budgets and AFEs for submission to the Parties or Operating Committee, as applicable, pursuant to the provisions of this Agreement;

              (b) the implementation of such approved Work Programs and Budgets as shall, together with the relevant AFE's, have been approved by the Operating Committee;

              (c) the providing to each of the Parties of reports, data and information concerning the Joint Operations pursuant to the provisions of this Agreement;


              (d) the planning for and obtaining of all requisite services and Material;

              (e) the direction and control of statistical and accounting services;

              (f) generally the carrying out of all technical and advisory services required for the efficient performance of the Joint Operations;

              (g) acquire all permits, consents, approvals, surface or other rights that may be required for or in connection with operations on or related to the Tantawan Area;

              (h) subject to Article 22.3 hereof, pay to the government of the Kingdom of Thailand for the Joint Account, within the periods and in the manner prescribed in the Tantawan Approval and all applicable laws and regulations, all periodic payments, taxes, fees and other payments pertaining to operations on or related to the Tantawan Area for the production or transportation and marketing of Petroleum therefrom that the Parties have not unanimously agreed will be paid by each respective Party, but excluding any taxes measured by the income of the Parties and royalties;

              (i) collect for the Joint Account, all gas processing, transportation, Facilities use and any other fees or charges that may be chargeable to any Party under this Agreement or any third Person that relates to the use of any Facilities located on the Tantawan Area or which arise out of or are related to operations conducted pursuant to this Agreement; and

              (j) take all measures that the Operator deems are necessary or proper for the protection of life, health, the environment and property.

    5.2.2 The Operator shall conduct the Joint Operations in proper and workmanlike manner in accordance with methods and practices customarily used in good and prudent international oil and gas field practice and with the degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in a similar activity under similar circumstances and conditions. The Operator shall further do or cause to be done, with due diligence, all such acts and things within its control as may in its judgment be necessary to keep and maintain the Tantawan Approval in full force and effect and shall conduct the Joint Operations in compliance with the requirements of the applicable law, the Tantawan Approval and any applicable regulations. Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger Persons or property.

    5.3   LIENS AND ENCUMBRANCES

         The Operator shall, in so far as it may be within its control, keep all Joint Property and all Joint Petroleum free from all liens, charges and encumbrances which may arise by reason of the conduct of the Joint Operations.

    5.4  EMPLOYEES AND CONTRACTORS

    5.4.1 The Operator shall select and employ at such compensation as the Operator deems reasonable, only those Persons, employees and contractors which Operator shall deem reasonably necessary to conduct Joint Operations or Non-Consent Operations.

    5.4.2 In connection with any single AFE totaling in excess of two hundred and fifty thousand Dollars (USD 250,000) for Appraisal Operations and in excess of five hundred thousand Dollars (USD 500,000) for Development Operations, the Operator shall establish a competitive bidding process and provide any Party, at its request, a list of the Persons bidding, their bids, information as to the Person awarded the contract and a copy of the final version of the contract awarded. Notwithstanding the foregoing procedure, Operator shall consult with Non-Operators with respect to all seismic acquisition, seismic processing and drilling contracts before bidding and awarding such contracts.

    5.4.3 In connection with any single AFE totaling in excess of one million Dollars (USD 1,000,000) for Appraisal Operations and in excess of two million five hundred thousand Dollars (USD 2,500,000) for Development Operations, Operator shall;

              (a) Provide the Parties with a list of the competent entities whom Operator proposes to invite to tender for any work to be performed pursuant to such AFE;

              (b) Consider to adjust the list by any competent entity whom the Parties request to be considered within forty-eight (48) hours, exclusive of Days that are not Working Days;

              (c) Complete the tendering process within a reasonable period of time;

              (d) Prepare and circulate to the Parties a competitive bid analysis, including the significant technical, commercial and contractual terms to be agreed upon;

              (e) Upon the request of a Participating Party, use reasonable efforts to consult with such Participating Party regarding the material terms of any contract that is to be executed in connection with such AFE; and

              (f) Upon the request of a Participating Party, provide such Participating Party with a copy of the final version of the contract.

    Notwithstanding the above procedure, Operator shall consult with Non-Operators with respect to all seismic acquisition, seismic processing and drilling contracts before bidding and awarding such contracts.

    5.4.4 Nothing in this Agreement shall require the Operator to select the lowest bid or tender in any particular instance and in determining which bid or tender to select the Operator shall be entitled to consider the technical as well as the financial competitiveness of any bid or tender. The Operator shall be entitled to use its own or its Affiliate's Material, equipment and/or services in the performance of the Joint Operations, provided that the terms and conditions under which such Material or services are used shall be competitive with those terms and conditions on which other similar Material or services are available. Operator shall use its best efforts to see that any contracts entered into by the Operator pursuant to this Agreement are assignable by the Operator or such Affiliate; and, unless unanimously otherwise agreed by all the Participating Parties, every such contract shall provide, to the extent possible, that the Participating Parties and their successors and assigns shall be entitled to the benefit of all covenants, undertakings and warranties made in such contract to the extent of their applicable Participating Interest and shall be the owners, either beneficial or legal, as applicable, in undivided interests in proportion to their respective Participating Interests, of all Material or Facilities provided or obtained pursuant to such contract.

    5.5  REPRESENTATION OF THE PARTIES

    5.5.1 The Operator shall represent the Parties regarding any matters or dealings with the Ministry and any other governmental and/or regulatory authorities or third Persons insofar as the same relate to the operations on the Tantawan Area, provided that, subject to the other terms and conditions of this Agreement, there is reserved to each Party the unfettered right to deal with such governmental authorities in respect only of matters relating to its own Percentage Interest; provided that such Party shall in good faith endeavor to insure that such dealings shall not have an adverse impact on the Concession Agreement or any Joint Operations.

    5.5.2 Any Non-Operator proposing to meet or otherwise deal with the Ministry or any other governmental or regulatory authorities in relation to any matter connected with or which may foreseeably affect any operations on the Tantawan Area shall at least ten
              (10) Working Days before such meeting or dealing notify the Operator and, insofar as it may be within such Party's power, arrange for, if reasonably possible, the Operator to attend or be represented at such meeting and the Operator shall at all times be kept fully informed of any and all dealings by Non-Operators which may foreseeably affect the Joint Operations.

    5.5.3 Each of the Parties represents and warrants that as of the Effective Date, except for purposes of financing as otherwise disclosed to the other Parties in writing, it has not encumbered any interest it may have in the Tantawan Area by any overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance as contemplated in Article 22 hereof.

    5.6  RECORDS

    5.6.1 The Operator shall prepare and maintain proper books, records and inventories of the Joint Operations which shall be kept in compliance with the Accounting Procedure and with due regard to the requirements of the Ministry, any applicable law, regulations and the Concession Agreement.

    5.6.2 Each of the Parties is responsible for maintaining its own accounting records to comply with all legal requirements and to support all fiscal returns or any other accounting reports required by any governmental authority in regard to operations conducted pursuant to this Agreement, except that the Operator shall prepare and submit on behalf of the Parties those accounting and other reports (if any) that are required by statute (a) in the Kingdom of Thailand in respect of operations on the Tantawan Area or (b) elsewhere where any Person employed by the Operator or the Parties to conduct operations pursuant to this Agreement is legally domiciled or is otherwise required to file such reports.

    5.7  REPORTS


    5.7.1          The Operator shall:

              (a) provide each Non-Operator on a timely basis all daily drilling reports, well status reports and similar regular technical and statistical reports as may be relevant to operations as to which such Party is a Participating Party; and

              (b) timely make all reports concerning the operations on or related to the Tantawan Area to the appropriate governmental authorities as required by any applicable law, regulations and the Concession Agreement and furnish copies of such reports to Non-Operators as requested.

    5.7.2 The Operator shall provide each Non-Operator copies of all well logs and core analyses and the relevant engineering, geological, geophysical, technical and other data and information relating to operations as to which such Party is a Participating Party on a timely basis and shall provide to any Participating Party who requests the same and at the expense of that Participating Party samples of any core or cores taken by Operator in operations as to which such Party is a Participating Party.

    5.8  EXPENDITURES AND ACTIONS

    5.8.1 Subject to the other provisions of this Agreement including, without limitation, Article 4.1.1, the Operator shall be authorized to negotiate such agreements, make such expenditures, incur such commitments for expenditure, establish such Persons and take such actions as may be, in the judgment of the Operator, necessary or desirable in order to implement any Work Program or approved AFE hereunder.

    5.8.2 In case of an emergency, as determined by the Operator acting in good faith, the Operator is authorized to make any expenditure or incur commitments for expenditure or take any actions it deems necessary or desirable in the case of the safeguarding of lives or property or the prevention or mitigation of pollution. The Operator shall promptly notify all the Parties of any such circumstances and the amount of expenditures and commitments for expenditures so made and incurred and actions so taken.

    5.8.3 The Operator is also authorized in exceptional cases to make any expenditure for Joint Operations during any Year not included in an approved Program or not provided for in an approved Budget, limited, however, to a total not exceeding two hundred and fifty thousand Dollars (USD 250,000) as more fully provided in and subject to the terms and provisions of Article 9.3.

    5.9  ACCOUNTING

    5.9.1 The Operator will adopt sound and consistent procedures of accounting and will maintain adequate procedures to control expenditures in the Joint Operations,


    5.9.2 The Accounting Procedure attached hereto as EXHIBIT "A" is hereby made part of this Agreement. In the event of any conflict between any provision in the main body of this Agreement and any provision in EXHIBIT "A", the provision in the main body of this Agreement shall prevail.

    5.10      LIABILITY OF OPERATOR

    5.10.1 Except as set out in this Article 5.10, the Party designated as Operator shall bear no cost, expense or liability resulting from performing the duties and functions of the Operator. Nothing in this Article shall, however, be deemed to relieve the Party designated as Operator from any cost, expense or liability for its Participating Interest share of operations under this Agreement.

    5.10.2 The Parties shall be liable in proportion to their Participating Interests and shall defend and indemnify Operator and its Affiliates, contractors, consultants, agents, employees, officers and directors (the "Indemnitees") from any and all costs, expenses (including reasonable attorneys' fees) and liabilities incident to claims, demands or causes of action of every kind and character brought by or on behalf of any person or entity for damage to or loss of property or the environment, or for injury to, illness or death of any person or entity, which damage, loss, injury, illness or death arises out of or is incident to any act or failure to act by Indemnitees in the conduct of or in connection with operations that are conducted on or are related to the Tantawan Area or arise pursuant to Operator's actions (or failure to take action) pursuant to this Agreement, regardless of the cause of such damage, loss, injury, illness or death and EVEN THOUGH CAUSED IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF INDEMNITEE; provided that Operator shall be responsible for any damage, loss, injury, illness or death that is caused by its Gross Negligence or Willful Misconduct.

    5.10.3 Notwithstanding the foregoing under no circumstances shall any Indemnitee (except as a Party to the extent of its Participating Interest) bear any cost, expense or liability for environmental, consequential, punitive or any other similar indirect damages or losses, including but not limited to those arising from business interruption, reservoir or formation damage, inability to produce petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation.

                              6.  RIGHTS OF THE PARTIES

    6.1  INSPECTION RIGHTS

              Each Party, shall have the right to inspect, at all reasonable times during usual business hours, all books, records and inventories of any kind or nature maintained by or on behalf of the Operator that relate to the Joint Operations other than those books, records and inventories maintained by the Operator as the owner of a Percentage Interest, provided that such Party gives the Operator not less than fourteen
         (14) Days' prior notice of the date upon which it desires to make such inspection and identifies the person or persons to conduct such inspection.


    6.2  ACCESS RIGHTS

              Each Party shall have the right, at all reasonable times and at its sole risk and expense, of access to the Tantawan Area and the Joint Operations, PROVIDED THAT such Party gives the Operator reasonable notice of the date when such access is required and identifies the representative or representatives to whom such access is to be granted; PROVIDED, FURTHER, that such Party shall not have access to those portions of the Tantawan Area on which Non-Consent Operations are being conducted with respect to which such Party is not a Participating Party at such times as such Non-Consent Operations are being conducted. The Party exercising its rights of access hereunder shall indemnify and hold harmless the Operator, its Affiliates, contractors, consultants, agents, employees, officers and directors, and the other Parties against any and all claims howsoever caused in respect of personal injury to or death of the Party's representatives, notwithstanding that such injury or death was caused or contributed to by the negligence of the Operator, its Affiliates, contractors, consultants, agents, employees, officers or directors.


                             7. INSURANCE AND LITIGATION

    7.1  INSURANCE

    7.1.1 The Operator shall obtain and maintain in respect of the Joint Operations and the Joint Property, all insurance required under any applicable law or regulations.

    7.1.2 No other insurance, including pollution liability insurance coverage will be purchased for the Joint Account. Any Party may procure and maintain at its own cost and expense such other insurance as it shall determine, PROVIDED THAT each Party shall maintain at all times during the conduct of operations under this Agreement insurance of the types and in the amounts set forth on EXHIBIT "F" hereto with an insurance company (a) of sound financial standing rated B or higher by A.M. Best Company or (b) which is approved by the Operator. Any such insurance shall inure solely for the benefit of such Party procuring same; PROVIDED, HOWEVER, that each such insurance policy shall contain a waiver on the part of the insurance carrier of all rights, by subrogation or otherwise, against each Party not named as an insured in such policy, or if such waiver is not secured, the insured shall indemnify and hold harmless each Party not named as an insured in such policy against any claim of the insurance carrier arising against such Party by subrogation or otherwise. Each Party shall Furnish to the Operator annually, a certificate of insurance from a reputable insurance broker evidencing the insurance required pursuant to EXHIBIT "F".

    7.1.3 The Operator shall use its reasonable efforts to require all contractors performing work in respect of operations on or related to the Tantawan Area to obtain and maintain any and all insurance in the types and amounts required by all applicable laws, rules and regulations, under the Tantawan Approval and as the Operator may additionally require. Operator shall further use its reasonable efforts to require all such contractor's insurance policies to name the Parties as additional insureds and to obtain from their insurer waivers of all rights or recourse against Operator and Non-Operators.

    7.1.4 In connection with any losses resulting from operations under this Agreement, Operator shall: (a) furnish Non-Operators with copies of accident reports as they are received; (b) notify Non-Operators of the services of all summonses and legal processes; (c) inform Non-Operators as to the status of any claim or suit and of any payment made in connection therewith; or (d) furnish Non-Operators with any other available information required by it, or its insurance carrier, for the purpose of fixing or adjusting premiums or to support any claim. Operator will promptly advise Non-Operators of any claim whose potential exposure may exceed the insurance limits or coverage provided for under the Joint Account.

    7.1.5 The cost of insurance in which all Parties participate pursuant to Article 7.1.1 shall be for the Joint Account.

    7.2  DAMAGE CLAIMS

              Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the Gross Negligence or Willful Misconduct of a Party or Parties, in which case such Party or Parties shall be solely liable. Each Party who receives any such claim or demand arising from operations hereunder shall promptly advise Operator and provide Operator full and complete information with respect thereto. Operator shall give each of the other Parties written notice of any such material claim or demand. The settlement of any such claim involving operations hereunder shall be within the sole discretion of Operator so long as the amount paid in settlement of any claim does not exceed fifty thousand Dollars (USD 50,000). If settlement can be made for a total payment in excess of fifty thousand Dollars (USD 50,000), Operator may settle only upon agreement thereto by all Participating Parties. Any sum paid in settlement of such a claim shall be charged as an operating expense hereunder and shall be borne in proportion to each Party's Percentage Interest or its Participating Interest, whichever is applicable.

    7.3  LITIGATION

    7.3.1 The Operator shall notify the Parties of any dispute, claim, litigation, lien, demand or judgment relating to the Joint Operations. The Operator shall have the authority to prosecute, defend, settle or compromise any claim, litigation, lien, demand or judgment relating to the Joint Operations (other than as between the Parties), provided that where the total amount in dispute and/or the total amount of damages together with any costs are estimated to exceed fifty thousand Dollars (USD 50,000), excluding attorney's fees, or such other amount as may from time to time be determined by the Operating Committee, the Operator shall have no such authority without the prior approval of the Operating Committee unless in the opinion of the Operator a failure to take immediate steps could prejudice the position of the Parties. Each Non-Operator shall have the right to be represented by its own counsel at its own expense in the settlement, compromise or defense of such claims or suits.

    7.3.2 Notwithstanding Article 7.3.1, each Party shall have the right to participate in any such pursuit, prosecution, defense or settlement conducted in accordance with Article 7.2 and Article
              7.3.1 at its sole cost and expense; provided always that no Party may settle its Participating Interest share of any claim without first satisfying the Operating Committee that it can do so without prejudicing the interests of the Joint Operations.

                   8.  THE OPERATING COMMITTEE AND THE TANTAWAN APPROVAL

    8.1  ESTABLISHMENT AND POWERS

              To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of representatives of the Parties as hereinafter provided. The Operating Committee shall have the power and duty to authorize Joint Operations that are necessary or desirable to fulfill the Tantawan Approve and to properly explore and exploit the Tantawan Area in accordance with this Agreement. The approval of the Operating Committee shall be required with regard to the following matters:

         (a)  operating policy and procedures of principal nature;

         (b) the outline of all Work Programs, Appraisal Operations and Development Operations and the Budgets pertaining thereto which constitute Joint Operations; and

         (c) such other matters relating to Joint Operations on or related to the Tantawan Area as are elsewhere herein provided to be submitted to or approved by the Operating Committee or which may be submitted to the Operating Committee by agreement of the Parties;

              PROVIDED HOWEVER, in this regard that prior to execution and delivery of this Agreement by the Parties, the Operator has provided the other Parties such information, reports and AFE's as would be required under the terms of this Agreement with reference to decisions and actions taken by the Operator for the Joint Account that are related to the development of the Tantawan Area prior to the Execution Date of this Agreement, and the Parties have agreed that all decisions and actions taken by the Operator for the Joint Account that are related to the development of the Tantawan Area prior to the Execution Date of this Agreement shall be deemed to have been ratified and approved by the Operating Committee as if approved in advance by the Operating Committee in accordance with the provisions of this
              Article 8.

    8.2  REPRESENTATION

    8.2.1 The Operating Committee shall consist of one representative of each Party; PROVIDED, HOWEVER, that any Party which has a Percentage Interest of less than five per cent (5%) must appoint as its representative on the Operating Committee a current representative of another Party which has a Percentage Interest of five per cent (5%) or more unless the Operating Committee shall authorize to that Party a separate representative on the Operating Committee by an affirmative vote of all Parties other than any Party which was an assignor or disposer of the petitioning Party's Percentage Interest.

    8.2.2 If the Percentage Interest of a Party whose rights of representation are made conditional under this Article by virtue of its having a Percentage Interest of less than five per cent (5%) shall obtain an interest of five per cent (5%) or more, its conditional rights of representation shall immediately cease to have effect and that Party shall have an unconditional right of representation on the Operating Committee.

    8.2.3 If a Party whose rights of representation are unconditional under this Article by virtue of its having a Percentage Interest of five per cent (5%) or more shall in any way reduce its Percentage Interest or shall have its Percentage Interest reduced to a level of less than five per cent (5%), its rights of representation shall immediately cease to have effect and shall become conditional on its Percentage Interest being restored at any later time to a level of five per cent (5%) or more.

    8.2.4 Each Party shall, as soon as possible after the Execution Date of this Agreement, give notice to all the other Parties of the name of its representative on the Operating Committee and of one alternate to the representative. Such representative and/or alternate may be replaced, from time to time, by like notice. Representatives or their alternates may bring to meetings of the Operating Committee such technical advisers as they consider necessary. The representative of a Party or, in the absence of the representative, his alternate, shall be deemed authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee.

    8.3  CHAIRMAN

              The representative of the Operator shall be the Chairman of the Operating Committee and shall organize and conduct the meeting.

    8.4  MEETINGS

    8.4.1 The Operating Committee shall hold meetings not less than once every Year (or more frequently as may be agreed by the Operating Committee) at the Operator's offices in Houston, Texas or at such place as may be agreed in advance by the Operating Committee. The Chairman of the Operating Committee shall call such meetings and shall give at least fourteen (14) Working Days' notice of the time, place and date of each meeting, together with an agenda and relevant data and information relating to the matters to be considered at that meeting. By notice to all the other Parties, any Party can advise of additional matters which such Party desires to be considered at the meeting, and provided such notice is given at least ten (10) Working Days before the date of the meeting, those matters will be considered at the meeting.

    8.4.2. The Operating Committee shall hold a special meeting (subject however to the provisions of Article 8.6.1(b) and 8.6.2 below) upon the request of any Party represented thereon. Such request shall be made by notice to all the other Parties and state the matter to be considered at that meeting. Upon receiving such request the Operator shall without delay call a special meeting for a date not less than seven (7) Working Day after receipt of the request.

    8.4.3 For any meetings of the Operating Committee, the periods of notice stipulated above may be waived in whole or in part with the consent of all the Parties represented thereon.

    8.5  MINUTES

              The Chairman of the Operating Committee shall appoint a secretary for the Operating Committee who will prepare the minutes of each meeting and provide each Party represented thereon with a copy thereof not more than fifteen (15) Days after the end of the meeting. Each such Party shall notify all the other Parties of its acceptance or non-acceptance of the minutes as a true and fair record of such meeting within five (5) Working Days of receipt thereof. A Party which fails to so notify the other Parties of its acceptance or rejection of the minutes will be deemed to have approved the minutes. The non-acceptance of the minutes as aforesaid shall not affect the validity of decisions taken by the Operating Committee at the meeting to which such minutes relate.

    8.6  ACTION WITHOUT A MEETING

    8.6.1 (a) If all the Parties agree in writing to determine any matter without an actual meeting that would otherwise require submittal to the Operating Committee at a meeting, the Parties may vote on and determine any proposal which is submitted to the Parties by notice to the Operator which they could validly determine at a meeting of the Operating Committee if duly held for that purpose. Each Party which fails to cast its vote within ten (10) Working Days after the proposal is received by it shall be deemed to have voted with the Operator on such proposal.

         (b) If the Operator considers that any matter requires to be determined within such a period as makes the holding of a meeting impracticable, the Parties shall vote on such matter within forty-eight (48) hours (exclusive of Days which are not Working
              Days) after receipt of the proposal made by the Operator and shall immediately notify the Operator of their vote. Failure to cast and notify to the Operator the result of a vote within the period aforesaid shall be deemed to have voted with the Operator on the proposal.

    8.6.2 The Operator shall give prompt notice of the votes cast and any decision so taken shall be binding on the Parties notwithstanding that any Party may have requested a special meeting to discuss any such proposal.

    8.7  SUB-COMMITTEES

              The Operating Committee may establish such advisory sub-committees as it considers desirable from time to time. Each sub-committee so established shall be given written terms of reference and shall be subject to such procedures as the Operating Committee may determine. The meetings of sub-committees will as far as possible be arranged so that the minutes of such meetings can be presented in sufficient time for consideration before the next following regular meeting of the Operating Committee.

    8.8. VOTING PROCEDURE

    8.8.1 Subject to Article 4.3 and the other terms and provisions of this Agreement, each Party shall have a percentage vote on all proposals placed before the Operating Committee equal to its Percentage Interest.

    8.8.2 Save as otherwise provided in this Agreement, all decisions of the Operating Committee shall be required to be made by the affirmative votes of two or more non-Affiliated Parties having an aggregate Percentage Interest of not less than fifty one percent (51%) of the Percentage Interests present and voting on such proposal.

    8.9  EFFECT OF VOTE

              The following decisions shall be taken only by unanimous consent of all the Parties holding a Percentage Interest or, in the event of a Default by any Party, in accordance with the provisions of Article 14:

              (a) the renunciation or entire relinquishment of the Concession Agreement as to the Tantawan Area or any Production Approval covering any portion of the Tantawan Area; or

              (b)  any amendments or changes to this Agreement.


                         9. WORK PROGRAMS, BUDGETS AND AFE'S

    9.1  ANNUAL PROGRAM AND BUDGET

    9.1.1 The Operator shall, within ninety (90) Days after the execution of this Agreement and thereafter annually not later than 1st October submit to the Parties a proposed Work Program and a Budget for the remainder of the initial Year and/or for the next Year showing:

         (a) the projects and work that the Operator currently anticipates will be undertaken;

         (b) an estimate in Dollars of the total cost of the relevant work and a subdivision of such total into main classifications of cost distinguishing between costs previously approved under AFEs and carried over from the previous Year and other costs; and

         (c) the contingency sum proposed in Article 9.3 to be made available for spending by the Operator on Joint Operations without need for prior sanction under the AFE procedure specified below.

    9.1.2 The proposed Work Program and Budget shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall approve a Work Program and Budget for Joint Operations not later than the 15th of December prior to the Year for which such Work Program and Budget are proposed.

    9.1.3 At any time the Operator may, by notice to all the other Parties, propose that an approved Work Program, Budget or AFE related to Joint Operations be amended. To the extent that an amendment is approved by the Operating Committee, the approved Work Program, Budget or AFE shall be deemed amended accordingly, provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto.

    9.1.4 If the Operating Committee is unable to agree on a Work Program and Budget for Joint Operations prior to the time when the Program, as proposed, is to be implemented, the Operator shall take only such actions for the Joint Account as are necessary to maintain the Tantawan Approval in full force and effector to prevent waste of Petroleum; PROVIDED, HOWEVER, the provisions of this Article 9.1.4 shall in no way prohibit the proposal or implementation of Non-Consent Operations as provided pursuant to this Agreement.

    9.2  AUTHORIZATION FOR EXPENDITURE

    9.2.1          Except as otherwise provided in this Agreement and Article
              2.3 in EXHIBIT "A" hereof, Operator, before entering into any commitment or incurring any expenditure under an approved Work Program shall, in accordance with the notice provisions of
              Article 24, submit to and obtain the Participating Parties approval of an AFE therefor.

    9.2.2. An AFE shall include the information required by Article 7.2 of EXHIBIT "A" hereto.

    9.2.3 Approval of an AFE by the Participating Parties shall impose an obligation on them to meet their Participating Interest shares of any Advances in respect of the expenditure so authorized and shall constitute full authority for the Operator to enter into any commitment properly made in relation to the relevant AFE, whether or not payments in respect of such commitments result in the final cost of such commitments exceeding the estimated final cost shown in the AFE, provided that if at any time it becomes apparent that:

              (a) commitments yet to be made will or are likely to cause the estimated final cost to be exceeded by more than ten percent (10%); or

              (b) expenditure to be incurred under commitments already made will cause the estimated final cost to be exceeded by more than ten percent (10%);

         the Operator shall immediately notify the Participating Parties and shall provide the Participating Parties with an estimate of the revised estimated final cost of the project contemplated by such AFE.

    9.2.4 If the Operator requests the Participating Parties to authorize an AFE which does not exceed two hundred and fifty thousand Dollars (USD 250,000) for Appraisal Operations and which does not exceed five hundred thousand Dollars (USD 500,000) for Development Operations or such greater amounts as may be determined by the Operating Committee, notwithstanding any other provisions of this Agreement to the contrary, the AFE in question shall be deemed to be approved and shall be binding on the Participating Parties, notwithstanding any vote to the contrary by any such Participating Parties.

    9.3  CONTINGENCY SUM

              The Operator shall be entitled to expend sums on individual items out of the contingency sum which shall be the greater of the amount authorized pursuant to Article :5.8.3 or such greater amount as may have been approved as part of the relevant approved Budget, without any AFE or other sanction; PROVIDED, HOWEVER, that:

              (a) the Operator shall not be entitled to expend an amount in excess of the total contingency sum;

              (b)  the Operator shall not be entitled to expend under this
                   Article 9.3 an amount in excess of fifty thousand Dollars (USD 50,000) on any one item of expenditure;

         (c) at the end of each relevant Year any unappropriated balance of the contingency sum shall be automatically canceled;

         (d) no appropriations from the contingency sum shall be made to cover any expenditure in the nature of the Operator's overhead; and

         (e) appropriations made from the contingency sum shall be reported to the Parties within thirty (30) Days after appropriation.


                              10.  APPRAISAL OPERATIONS

    10.1 OPERATIONS BY ALL PARTIES

         Any Party may propose an Appraisal Operation by sending an AFE or notifying the other Parties in accordance with Article 24. If all the Parties agree to participate in drilling the proposed Appraisal Operation, Operator shall drill same as a Joint Operation.

    10.2 SECOND OPPORTUNITY TO PARTICIPATE

         If fewer than all, but two (2) more Parties having a combined Percentage Interest of fifty-one percent (51%) or more, elect to participate, the proposing Party shall inform the Parties of the elections made whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within two (2) Working Days after receipt of such information. If all the Parties agree to participate in drilling the proposed Appraisal Operation, Operator shall drill same as a Joint Operation.

    10.3 OPERATIONS BY FEWER THAN ALL PARTIES

         If less than all, but two (2) or more Parties having a combined Percentage Interest of fifty-one (51%) or more, elect to participate in such proposed Appraisal Operation, the proposing Party, immediately after the expiration of the notice period in Article 10.2, above, shall advise the Participating Parties of (a) the total interest of the Parties approving such operation, and (b) its recommendation as to whether the Participating Parties should proceed with the operation as proposed. Each Participating Party, within two (2) Working Days after receipt of such notice, shall advise the proposing Party of its desire to (a) limit its participation to such Party's Percentage Interest, or (b) pay and bear its proportionate part of the Non-Participating Parties' interest. Failure of a Participating Party receiving such a notice to reply within the fixed period shall constitute an election by that Party not to carry its proportionate part of the Non-Participating Parties' interest. The proposing Party, at its election, may withdraw such proposal if there is insufficient participation, and shall promptly notify all Parties of such decision. If the operation is fully-subscribed, it shall be conducted as a Non-Consent Operation for the joint account of the Participating Parties. If the well will be an Appraisal Well, then upon commencement of such drilling operations (within one hundred twenty (120) Days after the last applicable election date), each Non-Participating Party's interest and leasehold operating rights in such operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest for so long as the operations are conducted or production is being obtained therefrom;

    provided, however, that such rights shall revert to each Non-Participating Party in accordance with the provisions of Article 12.

    10.4 CASING POINT ELECTION

    10.4.1 Upon reaching Casing Point in any well drilled under the provisions of this Agreement (whether commenced as an Appraisal or Development Operation), the Operator shall immediately notify the other Participating Parties in accordance with Article 24, as to its recommendations as to further operations thereon. Each Participating Party, within forty-eight (48) hours after receipt of such notice, or receipt of wireline logs, whichever is the later, shall advise the Operator and the other Participating Parties in accordance with Article 24 whether it accepts Operator's recommendation or makes additional recommendations as to further operations with respect to such well. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond.

    10.4.2 If all Participating Parties elect to abandon the well at that point, it shall be plugged and abandoned at their joint risk, cost and expense. If less than all Participating Parties elect to conduct a specific further operation, other than plugging and abandoning the well, the Parties so electing shall conduct such further operations as a Non-Consent Operation under the provisions of Article 12. If at any time there is an operation or alternative operation, other than plugging and abandonment, proposed in connection with any well subject to this Agreement, and in the event an operation or alternative operation does not receive the approval of all Participating Party(s), then any Participating Party(s) may proceed with such operation or alternative operation if the cost and risk are fully subscribed. The Operator shall conduct the operation or alternative operation and the respective penalties set forth in Article 12 shall be applicable to a Non-Participating Party. If there are differences between the Participating Parties on the sequence of such operation or alternative Operation, then the proposals shall be conducted in the following order of priority:

         (a) proposals to do additional Testing, coring or logging. (If conflicting proposals for operations are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Participating Parties shall take precedence.)

         (b) proposals to attempt Completions, commencing at the Objective Horizon, in ascending order. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

         (c) proposals to Plug Back and attempt Completion. (If conflicting proposals are approved, the operation proposed at the deepest depth shall take precedence.)

         (d) proposals to Deepen the well. (If conflicting proposals are approved, the operation proposed at the shallowest depth shall take precedence.)

         (e) proposals to Sidetrack the well. (If conflicting proposals for operations are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Participating Parties shall take precedence.)

         (f) proposals to perform other operations. (If conflicting proposals for operations are approved, the proposal receiving the largest percentage of Participating Interest approval shall take precedence, and in the event of a tie between two (2) or more approved proposals, the approved proposal first received by the Participating Parties shall take precedence.)

         (g)  proposals to temporarily plug and abandon the well.

         (h)  proposals to permanently plug and abandon the well.

    10.4.3 If the further operation that is approved by the Participating Parties is other than to plug and abandon the well, and if the well is subsequently abandoned as a dry hole, then the Non-Participating Party as to such operation or alternative operation shall bear its proportionate part of what would otherwise have been the cost of plugging and abandoning the well at the initial Objective Horizon.

    10.4.4 In the event that the well could be or has been Completed as a Producible Well and a further operation is proposed to Deepen the well, and as a result of such Deepening, the Producible Well is thereby damaged to the extent that it is rendered incapable of being Completed and produced at or above the deepest remaining Producible Reservoir in such well, the Parties participating in such Deepening shall be obligated, at their sole risk and expense, to restore the well to a condition whereby a Completion can be made at the deepest remaining Producible Reservoir in such well prior to the Deepening operation, if practicable, or otherwise to pay for the entire cost of drilling a replacement well down to the deepest remaining Producible Reservoir in such well.

    10.5 WELLS PROPOSED BELOW DEEPEST PRODUCIBLE RESERVOIR

         If a proposal is made to conduct an Appraisal Operation involving the drilling or Deepening of a well to an Objective Horizon below the base of the deepest Producible Reservoir, a Party may elect within the applicable period to limit its participation in such operation down to the base of the deepest Producible Reservoir. For purposes of this Article 10.5, a Party who elects to limit its participation in the operation down to the deepest Producible Reservoir shall be referred to as a "Shallow Participant" and a Party who elects to participate in the entire operation shall be referred to as a "Deep Participant." The Shallow Participant shall be a Participating Party in, and shall pay and bear the costs and risks of each operation to the base of the deepest Producible Reservoir, according to its Participating Interest. The Shallow Participant shall be a Non-Participating Party in each operation below the deepest Producible Reservoir, and the operation shall be considered a Non-Consent Operation, and the provisions of Article 12 shall apply to any such operations. In the event that the well is damaged by any operations below the previously existing deepest Producible Reservoir to the extent that it is rendered incapable of being Completed and produced at or above such deepest Producible Reservoir, the Deep Participants shall be obligated, at their sole risk and expense, to restore the well to a condition whereby a Completion can be made at the deepest Producible Reservoir as indicated by Testing in such well prior to any operations below the deepest existing Producible Reservoir, if practicable, or otherwise to pay for the entire cost of drilling a replacement well down to the deepest existing Producible Reservoir. If the well is completed and produces Petroleum from a Reservoir below the previously existing deepest Producible Reservoir, the Deep Participant shall reimburse the Shallow Participant for its share of the actual well costs to the base of the previously existing deepest Producible Reservoir. If the well is completed and produces Petroleum from a Reservoir below the previously existing deepest Producible Reservoir, the Shallow Participant shall reimburse the Deep Participant for its Participating Interest share of the actual well costs to the base of the previously existing Producible Reservoir in accordance with Article 12 upon the earlier of the time that (a) the well is Plugged Back to a horizon above the base of the deepest Producible Reservoir, as determined when the well was originally proposed, (b) the well is plugged and abandoned, or
    (c) the amount to be recouped by the Deep Participants under Article 12 is recovered.


                             11.  DEVELOPMENT OPERATIONS

    11.1 OPERATIONS BY ALL PARTIES

         Any Party may propose Development Operations by giving notice of a Developmental Proposal to the other Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct such operation as a Joint Operation.

    11.2 SECOND OPPORTUNITY TO PARTICIPATE

         If fewer than all, but two (2) or more Parties having a combined Percentage Interest of fifty-one percent (51%) or more, elect to participate in such proposed Development Operation, the proposing Party shall inform the Parties of the elections made whereupon any Party originally electing not to participate may then elect to participate by notifying the proposing Party within two (2) Working Days after receipt of such information. If all the Parties agree to participate in the proposed Development Operation, Operator shall conduct same as a Joint Operation.

    11.3 OPERATIONS BY FEWER THAN ALL PARTIES

         If after the second notice provided for in Article 11.2 above, less than all but two (2) or more Parties having a combined Percentage Interest of fifty-one percent (51%) or more, elect to participate in such Development Operation, the proposing Party, immediately after the expiration of the notice period in Article 11.2, above, shall advise the Participating Parties of (a) the total interest of the Parties approving such Development Operation, and (b) its recommendation as to whether the Participating Parties should proceed with the operation as proposed. Each Participating Party, within two (2) Working Days after receipt of such notice, shall advise the proposing Party of its desire to (a) limit participation to such Party's Percentage Interest, or (b) carry its proportionate part of the Non-Participating Parties' interest. Failure of a Participating Party receiving such a notice to reply within the fixed period shall constitute an election by that Party not to carry its proportionate part of the Non-Participating Parties' interest. The proposing Party, at its election, may withdraw such proposal if there is insufficient participation, and shall promptly notify all Parties of such decision. If the Development Operation is fully-subscribed, it shall be conducted as a Non-Consent Operation for the joint account of the Participating Parties.

    11.4 TIMELY OPERATIONS

         Unless otherwise provided, Development Operations that are approved pursuant to this Article shall be commenced within ninety (90) Days following the date upon which the last applicable election may be made. The commencement date may be extended for a reasonable period, not to exceed sixty (60) Days, by written notice form the Operator to all Parties, if additional time is reasonably necessary to obtain appropriate Materials, equipment, financing (if the proposed Development Operation contemplates third Person financing by the Participating Parties as a condition to such Development Operation) or required approvals from governmental or other regulatory authorities. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Development Operations shall be deemed to have commenced (a) on the date the first to occur of the contracts for design, fabrication, acquisition or refurbishment of any Facilities contemplated as part of the Development Operations is awarded or signed; or (b) on the date that charges begin accruing pursuant to the terms of a drilling contract.

    11.5 OPERATIONS FROM EXISTING NON-CONSENT PLATFORMS

         Notwithstanding any contrary provisions of the foregoing Articles of this Article 11, no Party may propose to conduct a Development Operation or be a Participating Party in a Development Operation to be conducted from a Platform which was constructed and installed as a Non-Consent Operation and as to which recoupment and reversion has not occurred pursuant to Article 12 unless such Party was a Participating Party with respect to such Non-Consent Operation. If any Participating Party with respect to such a Non-Consent Platform desires to propose a Development Operation to be conducted on or from such Platform, the provisions of the foregoing Articles of this
    Article 11 shall be construed and applied as if the Participating Parties with respect to such Non-Consent Platform were all of the "Parties" and as if the "Percentage Interests" of such Participating Parties were equal to their Participating interest share of a total of one hundred percent (100%) of "Percentage Interests" held by such Participating Parties.

                             12.  NON-CONSENT OPERATIONS

    12.1 NON-CONSENT OPERATIONS

         Operator shall conduct Non-Consent Operations subject to the provisions of Article 12.8 at the sole risk and expense of the Participating Parties, in accordance with the following provisions:

    12.1.1    NON-INTERFERENCE

         Non-Consent Operations shall not interfere unreasonably with Joint Operations.

    12.1.2    MULTIPLE COMPLETION LIMITATIONS

         Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

    12.1.3    METERING

         Separate metering devices shall be required to measure production from each well or wells from which recoupment from a Non-Participating Party's share of production is being effected by Participating Parties pursuant to
    Article 12.2.1 and shall be provided and maintained at the expense of the Participating Parties unless, subject to obtaining any necessary approval from appropriate governmental authorities, all affected Parties agree that such production may be determined upon the basis of appropriate well tests.

    12.1.4    NON-CONSENT WELL

         (a) Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir without approval of all Parties unless: (i) the Producible Reservoir is designated in the notice as a completion objective and (ii) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such wall and the same Producible Reservoir in an existing well, if producible, will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion.

         (b) Subject to the foregoing provisions of this Article, until the Participating Parties in a Non-Consent Well have recouped the amount to which they are entitled hereunder, they may conduct any Reworking, Plugging Back, Sidetracking or Recompletion operation on such well which they may desire. In such event, the cost of such Reworking, Plugging Back Sidetracking or Recompletion operation shall be subject to the penalty provisions of Article 12.2.1.

    12.1.5    COST INFORMATION

         Operator shall, within one hundred twenty (120) Days after completion of a Non-Consent Operation, furnish the Non-Participating Parties an itemized statement of the cost of such Non-Consent Operation prepared in accordance with the Accounting Procedures or copies of the monthly billings made to the Participating Parties. Operator shall thereafter furnish to the Non-Participating Parties a quarterly statement showing operating expenses and any other costs or expenses subject to recoupment with respect to such Non-Consent Operation pursuant to Articles 12.2.1 and 12.2.2, together with a statement of the quantities of Petroleum produced in connection with such Non-Consent Operation and the amount of proceeds from the sale of the Non-Participating Parties' relinquished share of production of Petroleum from each applicable well or wells related to such Non-Consent Operation for the preceding quarter.

    12.1.6    COMPLETIONS

         For the purposes of determinations hereunder, each Completion shall be considered a separate well.

    12.1.7    LIENS

         In the conduct of Non-Consent Operations, the Participating Parties shall keep that portion of the Tantawan Area not involved in the Non-Consent Operation free and clear of liens and encumbrances.

    12.2      VESTING OF INTEREST


         Upon commencement of Non-Consent Operations, each Non-Participating Party's Percentage Interest and leasehold operating rights in the Non-Consent Operation and title to the Petroleum produced therefrom (including, without limitation, all Petroleum produced from all Wells drilled from or producing through a Non-Consent Platform prior to reversion of such Platform as provided for under Article 12.2. 1) shall be owned by and vested in each Participating Party in proportion to its Participating Interest for as long as the operations originally proposed are being conducted or production is being obtained therefrom, subject to the following:

    12.2.1    RECOUPMENT AND REVERSION

         Such interest, rights, and title shall revert to each Non-Participating Party when the Participating Parties have recouped out of the Non-Participating Party's share of the proceeds of production from such Non-Consent Operations an amount which equals:

         (a) If such operations are Appraisal Operations, twelve hundred percent (1200%) of the Non-Participating Party's Share of the cost of such Non-Consent Operations (except as provided below), including, if applicable, the cost of equipping the Non-Consent Well through the wellhead connections and the cost of any Facilities installed or acquired as a part of such Non-Consent Operation as proposed in the applicable proposal for such Appraisal Operation, as well as the cost of any subsequent Reworking, Plugging Back, Sidetracking or Recompletion operation performed in a Non-Consent Well prior to recoupment by the Participating Parties as provided for in Article 12.1.4(b);

         (b) If such operations are Development Operations, eight hundred percent (800%) of the Non-Participating Party's Share of the cost of such Non-Consent Operations (except as provided below), including, if applicable, the cost of equipping the Non-Consent Well through the wellhead connections and the cost of any Facilities installed or acquired as a part of such Non-Consent Operation as proposed in the applicable Development Proposal, as well as the cost of any subsequent Reworking, Plugging Back, Sidetracking or Recompletion operation performed in a Non-Consent Well prior to recoupment by the Participating Parties as provided for in Article 12.1.4(b);

         (c) If such operation is the acquisition, construction and/or installation of Facilities not included as part of an Appraisal Operation or a Development Operation in accordance with Articles 12.2.1(a) or (b) above, six hundred percent (600%) of the Non-Participating Party's Share of the cost of such Non-Consent Facilities;

         (d) Two hundred percent (200%) of the Non-Participating Party's Share of the charges for the right to use an existing Platform and/or Facilities payable pursuant to Article 12.4.1 (if applicable); and

         (e) The Non-Participating Party's Share of the cost of marketing and operating and maintenance expenses, royalties, and severance, gathering, production, excise and ad valorem or property taxes payable with respect to the Non-Consent Well, Platform, Facility or production of Petroleum from which recoupment is being effected hereunder (as applicable) prior to completion of such recoupment.

         Upon the recoupment of the amounts provided for in this Article 12.2.1 by the Participating Parties in a Non-Consent Operation, each Non-Participating Party shall become a Participating Party in the applicable Non-Consent Well or

    Wells, or Non-Consent Facility, and the Petroleum produced therefrom or processed therethrough which vested in the Participating Parties upon commencement of such Non-Consent Operations pursuant to Article 12.2 shall revert to such Non-Participating Parties

    12.2.2    METHOD OF RECOUPMENT

         The recoupment of amounts applicable to any Non-Consent Well under
    Article 12.2.1 shall be recoverable out of each Non-Participating Party's Share of production as follows:

         (a) If the Non-Consent Well is an Appraisal Operation and is completed as a producer, then the above amounts shall be recoverable, with respect to said well, not only out of each Non-Participating Party's Share of production therefrom, but also out of fifty percent (50%) of each Non-Participating Party's Share of first production attributable to the new Producible Reservoirs encountered in the Non-Consent Well in any and all wells subsequently drilled on the Production Area and Completed in such Reservoirs;

         (b) If the Non-Consent Well is an Appraisal Operation and is not completed as a producer, but otherwise qualifies as a Producible Well, then the above amounts shall be recoverable, with respect to said well, out of fifty percent (50%) of each Non-Participating Party's Share of first production attributable to the new Producible Reservoirs encountered in such Non-Consent Well in any and all wells subsequently drilled on the Production Area and Completed in such Reservoirs;

         (c) If the Non-Consent Well is a Development Operation, the recoupment of amounts applicable to such Non-Consent Operation shall be recoverable out of each Non-Participating Party's Share of Petroleum produced from such Non-Consent Well, subject to
              Article 11.3 below;

         (d) The recoupment of amounts applicable to a Non-Consent Operation for the installation, acquisition and/or construction of a Non-Consent Facility shall be recoverable out of each Non-Participating Party's Share of Petroleum drilled from, or producing or processed through such Facility;

    and, with respect to Articles 12.2.2(a) and (b) above, the provisions herein for the relinquishment and reverting of each Non-Participating Party's Share of the operating rights and production shall also apply, with respect to such fifty percent (50%) interest, to said subsequently drilled well or wells.

    12.2.3    NON-PRODUCTION REVERSION

         If a Non-Consent Well results in a dry hole or ceases to produce in paying quantities before the Participating Parties recoup the amount to which they are entitled, and provided a proposal to Deepen the Non-Consent Well is not made in accordance with Article 12.3, each Non-Participating Party's operating rights shall revert, except that the well shall be abandoned and plugged at the sole risk and expense of the Participating Parties. Any sum realized from salvage in excess of amounts to be recouped from the well shall be credited to the Participating Parties. Similarly, if all wells drilled from or producing through a Non-Consent Platform shall be dry holes or shall cease producing in paying quantities before the Participating Parties recoup the amounts to which they are entitled, Non-Participating Parties operating rights as to such wells shall revert; provided that such Non-Consent Platform and each such well shall be abandoned (and plugged as to wells) at the sole risk and expense of the applicable Participating Parties. Any sum realized from salvage in excess of amounts to be recouped from a well or Platform (as applicable) shall be credited to the applicable Participating Parties.

    12.2.4    ORDER OF RECOUPMENT

         (a) The recoupment of amounts applicable to Non-Consent Operations arising under Articles 12.2.1(d) and (e) shall be recoverable out of each Non-Participating Party's Share of Petroleum produced from the Non-Consent Well to which such production is attributable prior to the application of any proceeds from the sale of such Petroleum to recoupment of amounts payable to the Participating Parties pursuant to Articles 12.2.1(a), (b) or (c);

         (b) The recoupment of amounts applicable to a Non-Consent Operation for the acquisition, construction and or installation of Facilities pursuant to Articles 12.2.1(a) or (b) shall be recoverable out of each Non-Participating Party's Share of Petroleum produced from each well (as determined on a well by well basis) drilled from or produced through such Facility after, and only after, completion of recoupment pursuant to Articles 12.2.1(a) and (b) of all amounts to be recouped from such Non-Participating Party's Share of Petroleum produced from each such respective well on which a Non-Consent Operation has been performed; and

         (c) The recoupment of amounts applicable to a Non-Consent Operation for the acquisition, construction and/or installation of Facilities pursuant to Article 12.2.1(c) shall be recoverable out of each Non-Participating Party's Share of Petroleum produced from each well (as determined on a well by well basis) drilled from or produced through such Facility simultaneously with recoupment of amounts for Facilities pursuant to Articles 12.2.1(a) and (b) and 12.2.4(b); such recoupment to be recovered, on a pro rata basis, with amounts attributable to recoupment under Article 12.2.1(c) equaling the percentage that such amount bears in relation to the total amount to be recouped in regard to Non-Consent Operations for the acquisition, construction and/or installation of Facilities pursuant to Articles 12.2.1(a),(b) and (c).

    12.3 DEEPENING OF NON-CONSENT WELL

         If, after a Non-Consent Well has been drilled to its Objective Depth, any Participating Party proposes to Deepen such Non-Consent Well, a Non-Participating Party may participate by notifying the Operator within thirty
    (30) Days (forty-eight (48) hours if rig is on location) after receiving the proposal that it will join in the Deepening operation and by paying to the Participating Parties an amount equal to such Non-Participating Party's share of the actual costs incurred in the drilling and casing of such well to the point at which such Deepening operation is commenced. The Participating Parties shall continue to be entitled to recoup, solely out of the proceeds of production from the non-consent portion of the well, the full sum specified in Article 12.2.1 applicable to such Non-Consent Well less the amount paid under this Article.

    12.4      ALLOCATION OF PLATFORM COSTS TO NON-CONSENT OPERATIONS

         Non-Consent Operations shall be subject to further conditions as follows:

    12.4.1    CHARGES

         If a Non-Consent Well is drilled from an existing Platform, the Participating Parties in such well shall pay to the Operator for credit to the owners of such Platform a charge for the right to use the Platform and its Facilities as follows:

         (a) Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform, which one Platform slot bears to the total number of slots on the Platform. If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Participating Parties commence drilling a substitute well from the same slot within ninety (90) Days after abandonment; and

         (b) If the Non-Consent Well production is handled through Facilities, the Participating Parties shall pay a sum to the Participating Parties in such Facilities equal to that portion of the total cost of such Facilities which one well bears to the total number of wells utilizing the Facilities as of the date of commencement of such production from the Non-Consent Well.

    12.4.2    OPERATING AND MAINTENANCE CHARGES

         The Participating Parties shall pay all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Facilities applicable to the Non-Consent Well. Platform operating and maintenance expenses shall be allocated equally to all wells served, and operating and maintenance expenses for the Facilities shall be allocated equally to all producing wells served.

    12.4.3    PAYMENTS

         Payment of sums pursuant to Article 12.4.1 is not a purchase of an additional interest in the Platform or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well as provided in
    Article 12.2.1(d).

    12.5      NON-CONSENT OPERATIONS TO MAINTAIN THE TANTAWAN APPROVAL

         A license maintenance operation is defined for the purposes of this Article as one required to maintain the Tantawan Approval or a portion thereof in force and effect, at its expiration date or otherwise. This shall include, but not be limited to, a well proposed to be drilled when any governmental agency having jurisdiction requires operations to avoid loss or forfeiture of all or any portion of the Tantawan Approval. A Party electing not to participate in a license maintenance operation will assign effective as of the date such operation is commenced to the Participating Parties in the proportions in which the Participating Parties participate therein, all of its rights, title and interest in and to the Tantawan Approval or such portion thereof as the license maintenance operation would preserve, free and clear of any burdens thereon including, without limitation, over-riding royalty interests, liens or other encumbrances created by the assigning Party, but shall not be relieved of any accrued obligations as to the Tantawan Area or such portion thereof assigned pursuant to this Article 12.5 prior to the acceptance of such assignment. If more than one well should be proposed and drilled, either of which would maintain the Tantawan Approval or such jeopardized portion thereof, an assignment shall not be required from any Party participating in any one of such wells, but as to those wells in which it fails to participate, any such failure shall be governed by the applicable provisions of Articles 10 and 11. There shall be no minimum Participating Percentage Interest approval necessary to conduct a license maintenance operation.

    12.6 ALLOCATION OF COSTS BETWEEN PRODUCIBLE RESERVOIRS

         For the purpose of allocating costs of any well in which the ownership is not the same for the entire depth thereof, the costs of drilling, completing and equipping said well shall be allocated upon the basis set forth in EXHIBIT "E".

    12.7 OPERATOR

         With but one exception, the designated Operator hereunder shall operate all wells drilled as a Non-Consent Operation. If the Non-Consent well is drilled from anything other than a Platform, and if the designated Operator is a Non-Participating Party therein, the Participating Party owning the largest Participating Interest shall serve as Operator for the drilling and completion of such well, unless the Participating Parties agree otherwise. Upon the completion of any such well as a Producible Well (completion through christmas tree), the well shall be turned over to the designated Operator for further operations.


                            13. FACILITIES AND MAINTENANCE

    13.1 APPROVAL

         Any Party may propose the acquisition, lease, construction or installation of Facilities including, without limitation, the modification, expansion, upgrade or replacement of existing Facilities, by notice to the other Parties with an AFE containing information adequate to describe the proposed Facilities and the estimated costs. The affirmative vote of two
    (2) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more, in the wells to be served, directly or indirectly, by such Facility at the time of such acquisition, lease, construction or installation shall constitute approval which shall be binding on all owners of the wells to be served and shall require said owners to bear the costs of such acquisition, lease, construction or installation in proportion to their Participating Interests in the wells to be served by such Facilities; PROVIDED, HOWEVER, nothing hereunder shall limit a Party's rights under
    Article 15.1; and PROVIDED FURTHER that a Party shall not be required to pay for facilities that serve the same purpose as its Facilities constructed pursuant to Article 15.1.

    13.2 CONTRACTS

         Subject to the other provisions of this Agreement, the Operator shall acquire, construct or install Facilities which may be required for operations agreed upon. Subject to the other provisions of thin Agreement, the Operator may enter into contracts with independent contractors for the lease, acquisition, installation, management and construction of said Facilities.

    13.3 OWNERSHIP

         Facilities that are acquired, leased, installed or constructed in connection with operations on the Tantawan Area or under this Agreement shall be beneficially owned by the Participating Parties in proportion to their Participation Interest in the acquisition, lease, installation or construction of such Facilities. All costs and risks incurred for such Facilities shall be paid and borne by the Participating Parties.

    13.4 MAINTENANCE OPERATIONS

         Notwithstanding anything in this Agreement to the contrary, a proposed maintenance operation requiring the approval of the Participating Parties shall be binding on all Parties entitled to Participate if one (1) or more Parties having a combined Participation Interest forty percent (40%) or more elect to participate in the proposed maintenance operation. For purposes of this Article 13.4, a maintenance operation is defined as a routine repair intended to maintain or preserve the condition of the Facilities, Platforms and other property acquired in connection with operation on the Tantawan Area or under this Agreement.


                                     14. DEFAULT

    14.1 FAILURE TO PAY

    14.1.1 If any Party or Participating Party (a "Defaulting Party") fails to pay in full its Percentage Interest or Participating Interest share, as applicable, of any Advance by the due date as provided in the Accounting Procedure (the "Default Date"):

         (a) the Operator shall within fifteen (15) Working Days of the Default Date notify all the Parties or Participating Parties, as applicable, of such default (the "Default Notice");

         (b) each Party or Participating Party, as applicable, other than the Defaulting Party (a "Non-Defaulting Party") shall contribute, as hereinafter provided, a share of the amount in default (the "Default Amount") in the proportion that its Percentage Interest or Participating Interest, as applicable, bears to the total of the Percentage Interests or Participating Interests, as applicable, of the Non-Defaulting Parties (the "Proportionate Default Amount"). Pending receipt of such additional contributions, the Operator may make arrangements to meet any commitments falling due by borrowing the necessary finds from outside sources or by making the necessary funds available itself and all costs of any such funds shall be included in the Default Amount; funds made available by the Operator and/or its Affiliates shall bear interest calculated on a day to day basis at the Agreed Interest Rate;

         (c) within three (3) Working Days following the notification by the Operator under (a) above the Operator shall notify all of the Parties, or the Participating Parties, as applicable, of the Proportionate Default Amount that each of the Non-Defaulting Parties is to contribute to the amount in default and shall make a further Cash Call accordingly to take effect on the expiry of the six (6) Working Days specified in (d) below; and

         (d) if such default continues for more than six (6) Working Days after the date of notification by the Operator under (a) above, each of the Non-Defaulting Parties shall on the Working Day next following such sixth Working Day pay its Proportionate Default Amount, and thereafter shall continue to pay, in addition to its Percentage Interest share of subsequent Advances the same proportion of that part of all such subsequent Advances attributable to the Defaulting Party until such time as the Defaulting Party has remedied its default in full or until forfeiture, as hereinafter provided, and failure by any Party to make such payments shall likewise and with the same results render that Party in default.

    14.1.2 No Party shall be entitled at any time to call into question any aspect of the Default Notice or its service on the Defaulting Party other than on the grounds that (a) the Defaulting Party had paid in full its share of any Advance by the Default Date as aforesaid, (b) that any failure to pay the Default Amount by the Defaulting Party was not continuing at the date of service of the Default Notice, or (c) that the Default Notice was not served on the Defaulting Party.

    14.1.3 In the event of a forfeiture of all of the rights, title and interest of the Defaulting Party or its Affiliates in the Tantawan Approval, the Facilities, and all other property, real and personal, tangible and intangible, that relate to operations conducted (a) on the Tantawan Area and (b) under this Agreement (collectively, the "Defaulting Party's Interest"), the Default Amount shall be increased to include the estimated future cost to abandon any of such Defaulting Party's Interest.

    14.2 REMEDY OF DEFAULT

         The Defaulting Party shall have the right to remedy the default at any time prior to forfeiture, as hereinafter provided, by payment in full to the Operator or, if the Non-Defaulting Parties have paid any amounts under Article

    14.1.1(d), the Non-Defaulting Parties, in proportion to the amounts so paid by them, of all amounts in respect of which the Defaulting Party is in default (including the Default Amount and all Advances attributable to the Defaulting Party which the Non-Defaulting Parties have become liable to pay in terms of Article 14. 1.1(d)) together with interest thereon calculated on a day to day basis at the Agreed Interest Rate, as provided in Article
    6.1.4 of the Accounting Procedure.

    14.3 CONTINUATION OF DEFAULT

    14.3.1 If any default continues for more than ten (10) Days after the date of notification by the Operator under Article 14.1.1(a) then for so long as the default so continues, the Defaulting Party shall not be entitled to any of its share of the Petroleum to which it would otherwise be entitled under this Agreement that is produced and saved from the Tantawan Area or the revenues resulting from the sale thereof which shall instead be owned pro rata by the Non-Defaulting Parties.

    14.3.2 During the continuation of any default, the Defaulting Party shall not be entitled to be represented at meetings of the Operating Committee nor to vote thereat (so that the voting interest of each Non-Defaulting Party shall be in the proportion which its Percentage Interest bears to the total of the Percentage Interest of the Non-Defaulting Parties) and shall have no further access to any data and information relating to the Joint Operations or any Non-Consent Operations to which it is Participating Party. The Defaulting Party shall be bound by decisions of the Operating Committee with respect to Joint Operations and the Non-Defaulting Participating Parties with respect to Non-Consent Operations that are made during the continuation of the default.

    14.3.3         In the event that the default continues for more than thirty
              (30) Days after the Default Date then, without prejudice to any other rights of the Non-Defaulting Parties to recover the Default Amount, any of the Non-Defaulting Parties may elect to acquire, effective as of the Default Date, as beneficial owner and free of any liens, charges and encumbrances by notice to the Defaulting Party given within fifteen (15) Days after such period of thirty
              (30) Days, its portion of the Defaulting Party's Interest to which it is entitled (without regard to or compliance with Article 18.1 of this Agreement), such portion being in the proportion which such electing Non-Defaulting Party's Percentage Interest, or Participating Interest, as applicable with respect to each piece of the Defaulting Party's Interest, bears to the total Percentage Interests or Participating Interests of the Non-Defaulting Parties. To that end the Defaulting Party shall promptly join in such actions as may be necessary or (in the judgment of any electing Non-Defaulting Parties) desirable to obtain any necessary consent of the Ministry and any other governmental or regulatory authorities in order to render such transfer legally valid, and shall execute and deliver all documents and instruments and take such other actions as may be necessary in order to effect prompt and valid transfers of said Non-Defaulting Party's share of the Defaulting Party's Interest, free of all liens, charges, burdens, overriding royalties and encumbrances. In the event all governmental and other regulatory approval are not timely obtained, the Defaulting Party shall hold said Non-Defaulting Party's share of the Defaulting Party's Interest in trust for the benefit of the Non-Defaulting Party. A Non-Defaulting Party which elects to acquire its share of the Defaulting Party's Interest pursuant to this Article 14.3.3, shall be entitled to recover from the Defaulting Party, as a debt, the Proportionate Default Amount, with interest thereon, paid by such Non-Defaulting Party with respect to Default Amounts which accrued or were incurred by the Defaulting Party prior to the Default Date and said Non-Defaulting Party shall thereafter be responsible as owner of such interest for the costs and expenses attributable to the interest thus acquired which accrued or are incurred after the Default Date and which are solely attributable to events, burdens, liens, charges, overriding royalties and encumbrances incurred or arising after the Default Date; but such Non-Defaulting Party shall not be required under
              Article 14.1.1 to contribute to the Operator any additional Proportionate Default Amount or share of amounts of costs or expenses becoming due from the Defaulting Party after making of such election attributable to the remaining share (if any) of such Defaulting Party's Interest which any other Non-Defaulting Party has elected not to acquire as provided for in Article 14.3.4, and such remaining share of the Defaulting Party's Interest not acquired by a Non-Defaulting Party pursuant to
              Article 14.3.3 shall be deemed the "Percentage Interest" or "Participating Interest" of the Defaulting Party.

    14.3.4         In the event that the default continues for more than thirty
              (30) Days after the Default Date then, without prejudice to any other rights of the Non-Defaulting Parties to recover the Default Amount, any of the Non-Defaulting Parties may elect to not acquire its proportionate share of the Defaulting Party's Interest to which it is entitled as provided in Article 14.3.3 and elects to continue to bear the its proportionate share of Defaulting Party's liabilities and expenses, then the Non-Defaulting Parties shall accumulate all such liabilities and expenses as a debt pursuant to Article 14, but the Defaulting Party shall continue to be a Party subject to Article 14.3.2 and
              Article 14.3.5. If Operator disposes of any Joint Property or other property in which the Defaulting Party held a Participating Interest, or any other credit or adjustment is made to the Joint Account, or if Operator sells any of the Defaulting Party's Participating Interest share of Petroleum, then, in respect of the Defaulting Party's Participating Interest share of the proceeds of such disposal, credit or adjustment or sale, Operator shall be entitled to retain and to set off the same against all amounts, together with interest accrued on such amount at the Agreed Interest Rate, due and owing from the Defaulting Party plus an accrued amount equal to the Defaulting Party's Participating Interest share of the estimated cost to abandon any of such Defaulting Party's Interest. Any surplus remaining after setting off the same as aforesaid shall be paid promptly to the Defaulting Party.

    14.3.5 If a Party defaults after the commencement of commercial production and the default continues for more than thirty (30) Days after the Default Date then, during the continuance of such default, the Defaulting Party shall not be entitled to its Participating Interest share of Petroleum which shall vest in and be the property of the Non-Defaulting Parties that did not make any election pursuant to Article 14.3.3, and Operator shall be authorized to sell such Petroleum at the best price obtainable under the circumstances (which shall conclusively be deemed to be the current sales price under any long term sales contract to which such production is committed, if applicable) and, after deducting all costs, charges and expenses incurred by Operator in connection with such sale, pay the proceeds proportionately to the Non-Defaulting Parties that did not make any election pursuant to Article 14.3.3, which proceeds shall be credited against all monies advanced pursuant to Article 14.1.1, together with interest accrued thereon at the Agreed Interest Rate. Each purchaser of Petroleum shall be entitled to rely on Operator's statement concerning the Default Amount and the interest payable thereon and each Defaulting Party waives recourse against such purchasers for releasing, withholding, or escrowing production proceeds under this Article 14.3.5. Likewise, if Operator disposes of any Joint Property or other property in which the Defaulting Party held a Participating Interest, or any other credit or adjustment is made to the Joint Account or any Non-Consent Operation Account, then the Defaulting Party's Percentage Interest share or Participating Interest Share of the proceeds of such disposition or credit or adjustment shall be paid or credited proportionately to the Non-Defaulting Parties who did not elect to acquire a share of the Defaulting Party's Interest pursuant to Article 14.3.3 and credited against moneys advanced pursuant to Article 14.1.1, together with interest accrued thereon at the Agreed Interest Rate. Any surplus remaining after satisfaction in full of all amounts due and owing by any Defaulting Party to the Non-Defaulting Parties shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the Non-Defaulting Parties that did not make any election pursuant to Article 14.3.3.
              Notwithstanding any such bales by Operator, at any time prior to the satisfaction in full of the Default Amount, any Non-

              Defaulting Party may make an election to acquire its proportionate share of the Defaulting Party's Interest pursuant to Article 14.3.3

    14.3.6 Each Party and its Affiliates acknowledge and accept that a fundamental principle of this Agreement is that each Party pays its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by a Non-defaulting Party of any right under or the application of any of the provisions of this Article, neither such Party nor any of its Affiliates shall raise by way of set off or invoke as a defense, whether in law or equity, any failure to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Party or its Affiliate may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Such Party, on its own behalf and on behalf of its Affiliates further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the Non-Defaulting Parties is unreasonable or excessive.

    14.3.7 If the default continues for more than thirty (30) Days after the date of notification given by Operator in accordance within 14.1.1(a) the Defaulting Party shall have no rights under the Tantawan approval or this Agreement save as provided in this
              Article 14.

    14.4      OTHER REMEDIES

    14.4.1 All remedies provided hereunder shall be without prejudice to the rights of the Non-Defaulting Parties whether at common law, pursuant to statute or otherwise.

    14.4.2 In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, each Party and its Affiliates hereby grants a lien in, and mortgages, pledges, affects, and hypothecates to Operator its entire right, title and interest in the Tantawan Approval, the Facilities, and all other property, real and personal, tangible and intangible, that relate to operations conducted either (a) on the Tantawan Area or (b) under this Agreement, and all proceeds therefrom, including proceeds from the sale of Petroleum produced and saved from the Tantawan Area, in order to secure payment of the costs charged against each such Party's Participating Interest, together with interest thereon at the Agreed Interest Rate, plus reasonable attorney's fees, court costs and other related collections cost. On request, each Non-Operator shall execute such documents as shall be (in the opinion of Operator) necessary or appropriate to perfect such security interest in the such jurisdictions as Operator shall determine are necessary or advisable. Each Non-Defaulting Party shall have comparable security rights on any Defaulting Party's Interest and shall become subrogated to the Operator's security rigs to the extent of any Proportionate Default Amount paid by such Non-Defaulting Party, with interest thereon as herein provided.

    14.4.3 Any overriding royalty, production payment, net proceeds interest, carried interest, or any other interest carved out of a Percentage Interest in the Concession Agreement or any Production Approval covering any portion thereof shall be subordinated to the rights of the Parties to this Agreement, and any Party whose Percentage Interest is so encumbered shall be solely responsible therefor. If a Defaulting Party does not pay the Default Amount and the proceeds from the sale of Petroleum under Article 14.3.5 which are allocable to the Defaulting Party's Interest are insufficient to satisfy the Default Amount, the security rights provided for in Article 14.4.2, may be applied against the carved-out interest with which the Defaulting Party's Interest is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 14.4.2.

                              15. DISPOSAL OF PETROLEUM

    15.1 RIGHT TO TAKE IN KIND

         Subject to Article 14 and to the provisions hereinafter contained, each of the Parties shall have the right to take in kind and separately dispose of its proportionate share of the Petroleum produced and saved from the Tantawan Area based upon its Participating Interest in the various operations on the Tantawan Area, provided always that the Operator shall have the right to use in any operations on the Tantawan Area as much of each Participating Party's share of the Petroleum as may be required by it therefor in proportion to such Participating Party's interest as to such operations. Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not interfere with continuing or planned operations on the Tantawan Area and adequate space is available therefore. Any extra expenditure incurred in the taking in kind or separate disposition by any Party of its proportionate share of production shall be borne by such Party.

    15.2 CONTRACTS FOR SALE

         Each Party shall execute such division orders as tide Operator shall reasonably require and such contracts as may be required for the sale of its interest in production from the Tantawan Area, and, subject to Article 14, shall be entitled to receive payment direct from the purchaser or purchasers thereof for its share of all production.

    15.3 FAILURE TO TAKE IN KIND

         If any Party fails to take in kind or dispose of its share of the oil and/or gas from the Tantawan Area, the other Parties may, subject to revocation at will by the non-taking Party: (a) purchase or sell to others oil at the price prevailing in the area for oil of the same kind, gravity and quality, but in no event for less than the taking Party is receiving for its oil; and (b) purchase or sell to others gas at the best price obtainable in the area but in any event at not less than the price which the taking Party is receiving for its gas. All contracts for sale of another Party's share of oil or gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) Year; PROVIDED HOWEVER, that no sale of another Party's share of gas production shall be made without first giving the non-taking Party thirty (30) Days advance written notice. Proceeds of all sales made pursuant to this Article shall be paid to the Parties entitled thereto. Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.

    15.4 GAS BALANCING

         Notwithstanding Article 15.3 the Parties agree that gas balancing shall be handled in accordance with EXHIBIT "D". In the event of a conflict between EXHIBIT "D" and this Agreement, the terms and provisions of EXHIBIT "D" shall prevail.

                                 16. CONFIDENTIALITY

    16.1 CONFIDENTIAL DATA AND INFORMATION

    16.1.1 All data and information acquired or received by any Party under this Agreement relating to the Tantawan Area shall be held confidential during the term of this Agreement and for a period of five (5) Years thereafter and shall not be divulged to any Person not a Party to this Agreement without the prior written approval of all the Parties provided that:

         (a) any Party may, without such approval, disclose such data and information in good faith:

              (i) to any Affiliate of such Party upon obtaining an undertaking of Confidentiality given to each of the Parties to this Agreement from such Affiliate in the same terms MUTATIS MUTANDIS as this undertaking

             (ii) to a bona fide prospective transferee of a Party's Percentage Interest (including a Person with whom a Party or its Affiliates is conducting bona fide negotiations directed towards a merger, consolidation or the Disposal of a majority of such Party's or its Affiliates shares), but only during the period that such negotiations are being conducted, and only upon notifying all Parties no later than forty-eight (48) hours in advance of the name of the Person, and the place, time, and identification of the data or information to be disclosed and only upon obtaining an undertaking of confidentiality given to each of the Parties to this Agreement from such Person in the same terms MUTATIS MUTANDIS as this undertaking;

             (iii) to any outside contractors, subcontractors, attorneys, professionals or consultants engaged by or on behalf of such Party and where disclosure of such data and information is essential to their acting in such capacity, upon obtaining a similar undertaking of confidentiality from such contractors, subcontractors, attorneys, professionals or consultants;

              (iv) to any bank or financial institution from whom such Party is seeking or obtaining financing, upon obtaining a similar undertaking of confidentiality from such bank or financial institution;

              (v) to the extent required by any applicable law or regulation, or as reasonably required in connection with any legal proceedings or because of any order of any court binding upon a Party;

              (vi) to the extent such data and information is required, in the opinion of such Party, to be disclosed pursuant to any rules or requirements of any governmental authority, stock exchange or self regulatory organization;

            (vii) to its and its Affiliates respective employees for the purpose of operations pursuant to this Agreement, subject to each such Party taking customary precautions to ensure that such data and information is kept confidential; and

            (viii) where through no fault of such Party, such data or
                   information becomes a part of the public domain.

         (b) The Operator may disclose such data and information to such Persons as may in the judgment of the Operator be necessary in connection with the conduct of operations upon or related to the Tantawan Area, upon obtaining a similar undertaking of confidentiality from such Persons provided that the Operator shall inform the other Parties of the names of such Persons and the data and information disclosed to them.

    16.1.2 The obligations contained in Article 16.1.1 shall continue, during the term of this Agreement and for a period of five (5) Years thereafter, to bind any Party which forfeits or otherwise loses its Percentage Interest under this Agreement pursuant to
              Article 14 or which makes a Disposal of its interest in the Tantawan Approval in accordance with Article 18 or which withdraws from this Agreement under Article 19.

    16.1.3 The Parties acknowledge that a Party or one or more of its Affiliates may now be or hereafter become subject to laws, rules and regulations of governmental authorities and other non-governmental self regulatory organizations which regulate the trading of securities or use of information that is non-public and considered confidential under this Article 16 and that trading of securities or the use of such confidential information may give rise to liabilities, both criminal and civil, under such laws, rules and regulations. Each Party agrees to indemnify and hold harmless each other Party and its Affiliates for any civil liability under applicable laws, rules and regulations of governmental authorities and other non-governmental self regulatory organizations resulting from such Party's or its Affiliates' or its or their employees', officers' or directors' breach, whether willfully or negligently, of such laws, rules and regulations as they pertain to the trading of securities or use of information considered confidential under this Agreement.

    16.2 TRADING RIGHTS

    16.2.1 The Operator may, subject to its giving prior written notification to and obtaining the written consent of Parties represented on the Operating Committee owning a majority of the Percentage Interest of any data, exchange any such data and information for other data and information and the Operator shall promptly provide all Non-Operators with a copy of the Agreement relating to such exchange and all such other data and information.

    16.2.2 Parties having acquired any data and information by the conduct of a Non-Consent Operation shall, subject to the prior approval of all other Participating Parties to such Non-Consent Operation (if any), have the right to trade such data and information as their exclusive property without seeking the prior approval of the Non-Participating Party(s) to such Non-Consent Operation.

     16.3     PROPRIETARY TECHNOLOGY

         Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; provided that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by such Party or its Affiliates in other operations.

                               17. PUBLIC ANNOUNCEMENTS

         No public announcement or statement regarding this Agreement or operations on or related to the Tantawan Area shall be issued by any Party save by the Operator after consultation with the Parties; provided that no Party or Affiliate of such Party shall be prohibited from issuing or making any such public announcement or statement if it in good faith believes that it is necessary to do so in order to comply with any applicable law, rule or regulation of any governmental agency or the rules and regulations of any recognized stock exchange or other self regulatory organization having jurisdiction over such Party or its Affiliate, or on which any securities of such Party or its Affiliate are traded and further provided that a copy of any such announcement or statement shall be sent to all other Parties prior to (or if this is not permissible, then simultaneously with) the release of the public announcement or statement that such Party or its Affiliate believes in good faith complies with said law, rules or regulations.

                     18.  DISPOSALS, ASSIGNMENTS AND ENCUMBRANCES

    18.1 RIGHT

    18.1.1 Each of the Parties may, subject to any necessary governmental or regulatory consent(s) and to the provisions hereinafter contained, at any time upon notice to the other Parties make any Disposal (whether by sale, transfer, merger, consolidation, reorganization, amalgamation or otherwise) of all or part of its interest under this Agreement and the Tantawan Approval to any Affiliate of such Party which has demonstrated to the satisfaction of the Parties represented on the

              Operating Committee its financial capability to meet its prospective obligations hereunder.


                  For the purpose of this Agreement the sale or transfer of
              fifty percent (50%) or more of the voting stock or partnership interest of any Party or Affiliate in a parental relationship to such Party (other than the sale or transfer of the voting stock or partnership interest of the ultimate corporate parent of any Party on a recognized securities exchange or in the over the counter market, which sales or transfers are specifically excluded from the provisions of this Agreement) to any third Person (other than (a) to an Affiliate of the Party hereto or (b) through the means of any public offering on any recognized securities exchange or in the over the counter market which results at all times thereafter in no Person, other than the Party or the Affiliate making such offering, obtaining or retaining (either directly or indirectly) beneficial ownership of more than ten percent (10%) of the outstanding voting stock or general partnership interest of such Party or Affiliate) shall be deemed to be a Disposal by the Party to this Agreement of its interest in or under the Tantawan Approval and this Agreement.

    18.1.2 The Parties hereby agree and undertake, both on behalf of themselves and their successors and assigns, that they will not make or permit to be made any Disposal of whatsoever sort (other than in a public offering as described in Article
              18.1.1 above) of any part or portion of their interest in the Tantawan Approval or under this Agreement which would have any of the following effects:

           (a) such Percentage Interest is divided among two (2) or more third Persons;

           (b) reducing the level of the Percentage Interest of the Party after such Disposal to a level greater than nil and less than ten percent (10%); or

           (c) conferring on a single assignee or transferee a Percentage Interest of less than ten percent (10%);

    provided that, with the approval of the Operator, a Disposal that would otherwise violate this Article 18.1.2 will be permitted if the transferees or assignees or remaining Party (or parties) have a combined Percentage Interest in excess of ten percent (10%) and such transferees, assignees and the Party (if applicable) agree to and in fact do appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay their combined share of the joint expenses, and to represent them on the Operating Committee and to deal generally with, and with power to bind the co-owners of the Percentage Interest within the scope of the operations embraced in this Agreement.


  18.1.3 Save as provided by Articles 14.3, 18.1.1 and 18.6 hereof, if any Party shall wish to make a Disposal to a third Person it shall give written notice to the other Parties of the proposed Disposal and provide the other Parties with full particulars thereof, including the full and complete final terms and conditions of such Disposal, and a detailed description of the prospective transferee, provided that if the whole or any part of the consideration to be paid by the prospective transferee is not expressed in cash terms, such notice shall also specify the fair cash value of the same. In the case of a package sale of oil and gas interests that includes all or part of the transferring Party's Percentage Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Code, the Percentage Interest that is subject to this preferential right shall be separately and fairly valued and the notice shall state the value attributed to the Percentage Interest by the prospective transferee. The other Parties shall then have for a period of thirty (30) Days a preferential right to acquire the Disposing Interest either on the said terms and conditions or at the fair cash value and, unless otherwise agreed between them, in proportion to their Percentage Interests and, in such event, the transferring Party's Percentage Interest shall, subject to any necessary consent of the Ministry and to the provisions hereinafter contained, be assigned to them.




    18.1.4 If none of the other Parties exercise such right, the transferring Party may, subject to any necessary consent of the Ministry and to the provisions hereinafter contained, assign the Disposing Interest within thirty (30) Days after the expiry of thirty (30) Day period referred to in Article 18.1.3 to its prospective transferee provided that such disposal must be on the same terms and conditions as were specified in the notice referred to in Article 18.3 and the prospective transferee must have demonstrated to the other Parties its technical and. financial capability to meet its prospective obligations hereunder. If the proposed Disposal is not consummated within six
              (6) Months after receipt of the notice by the other Parties, the Percentage Interest shall again be governed by Article 18.1.3 and the preferential right shall again arise for the offered interest as herein described.

    18.2 No assignment of any interest in the Tantawan Approval or rights under this Agreement shall be effective or binding upon the Parties until the date upon which the assignor or assignee furnishes all the Parties with:

         (a) an executed or photostatic copy of an instrument evidencing such assignment; together with any necessary consent of the Ministry or other applicable governmental authority;

         (b) a written instrument (in form and content satisfactory to the Parties and duly executed by the assignee) accepting and assuming all of the obligations under this Agreement in so far as the interest assigned is concerned; and

         (c) where required by any one of the Parties, a Parental Company Guarantee provided by the ultimate parent company of the assignee or any other guarantor acceptable to all of the non-disposing Parties in a form substantially identical to that attached hereto as EXHIBIT "B".

    18.3 CONTINUING OBLIGATIONS

    18.3.1 A Disposal by a Party of all or a part of its Percentage Interest shall not release such Party from any of its obligations to the other Parties, financial or otherwise, which attached or are related to the Percentage Interest disposed of pursuant to this Article 18 and which arose, or were incurred or accrued liabilities prior to the effective date of such Disposal, and such obligations shall in addition become the obligations of the assignee. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee prior to the disposing Party notifying the other Parties of its proposed Disposal. The transferring Party agrees that it shall remain liable for all costs, expenses, and liabilities, net of salvage proceeds, for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the Percentage Interest being disposed of that were placed in service on or for the benefit of the operations on the Tantawan Area before the effective date of the Disposal.

    18.3.2 A Party assigning only part or proportion of its Percentage Interest shall furthermore remain liable to the other Parties for all obligations attaching to the Percentage Interest not assigned.

    18.4 CONSENTS

         The Parties shall promptly join in such reasonable actions as may be necessary or desirable to obtain any consent of the Ministry and any other relevant governmental or regulatory authority in connection with, and shall promptly execute and deliver any and all documents reasonably necessary to effect, any Disposal made in accordance with the terms of this Agreement or approved of by the Operating Committee; PROVIDED, HOWEVER, that the Parties shall have no obligation to cooperate with or assist in the Disposal of such Percentage Interest if the Party to such Disposal has not paid all monies due and accounts payable accruing out of operations under this Agreement.

    18.5.     COSTS

         All costs and expenses pertaining to any such Disposal shall be the joint and several responsibility of the transferor and the transferee.

    18.6 ENCUMBRANCES

    18.6.1 Nothing in this Article 18 shall prevent a Party from assigning, mortgaging, charging, pledging or otherwise encumbering the whole or part of its interest by way of security for borrowing provided that:

         (a) it obtains any necessary consent from the Ministry and/or any other relevant governmental or regulatory authorities; and

         (b) the Party so charging or pledging the whole or part of its interest shall remain liable for all the obligations arising in respect of that Party's entire interest.

    Prior to foreclosure or other realization, no such assignment, mortgage, charge, pledge or other encumbrance shall entitle the holder thereof to become, or to exercise any rights or powers of a Party under this Agreement. Any sale upon any such foreclosure or other realization thereupon shall be treated as a Disposal and shall be subject to the other provisions of this Article 18.

                              19.  VOLUNTARY WITHDRAWAL

    19.1 RESTRICTION

         No Party may voluntarily withdraw from the Tantawan Approval or this Agreement otherwise than in accordance with the following provisions of this Article 19.

    19.2 RIGHTS

         Subject to Article 19.3 and to complete compliance with the provisions of Article 20, any Party may voluntarily withdraw from the Tantawan Approval or this Agreement and thereby be relieved of all future obligations and responsibilities under the Tantawan Approval and this Agreement.

    19.3 CONDITIONS

         With respect to Article 19.2:

         (a) a written notice of withdrawal shall be delivered to all other Parties and shall specify the effective date, which shall be not less than ninety (90) Days after receipt by the other Parties of such notice and any other Party may also give notice of its intention to withdraw within forty-five (45) Days of receipt of such notice;

         (b) in the notice of withdrawal, the withdrawing Party shall offer to convey to the other Parties, subject to Ministry approval, all of its right, title and interest in and to the Tantawan Approval, all Petroleum located on or under the Tantawan Area and all Facilities and other property (real and personal, tangible and intangible) related thereto;

         (c) a withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any consent of the Ministry and any other applicable governmental and/or regulatory authorities in connection with, and shall promptly execute and deliver any and all documents necessary to effect, any such assignment and a withdrawal shall not be effective and binding upon the Parties until the date upon which the same shall have been done ("the effective date of withdrawal");

         (d) a withdrawing Party shall promptly join in all actions required by the other Parties for the maintenance of the Tantawan Approval, provided that its participation in such actions shall not cause it to incur, any cost or liability after the first Day of the Month following the effective date of the withdrawal;

         (e) a withdrawing Party shall pay all fines and penalties which may be prescribed by the Ministry and any other governmental and/or regulating authority and all direct costs and expenses incurred by the other Parties in connection with such withdrawal;

         (f) a withdrawing Party shall not be allowed to withdraw from the Tantawan Approval and this Agreement if its said interest is subject to any liens, overriding royalties, production payments, other excess burdens on production or other encumbrances unless the other Parties are willing to accept the assignment subject to such additional liens, overriding royalties, production payments, other excess burdens on production or other encumbrances;

         (g) if one or more of the other Parties elect to acquire such interest, it shall be assigned to them (i) in the proportions that the interest in the Tantawan Approval owned by each acquiring Party bears to the total interest in the Tantawan Approval owned by all acquiring Parties, unless the acquiring Parties agree otherwise, and (ii) upon such other terms and conditions as agreed upon by the Parties in interest;

         (h) in the event no Party elects to acquire the interest of the withdrawing Party:


               (i)       if the remaining Parties wish to continue operations on
                    the Tantawan Area, each remaining Party shall proportionately acquire the interest of the withdrawing Party, the withdrawing Party shall pay to the remaining Parties its share of the estimated costs of plugging and abandoning all wells and the removal of all Platforms, structures and other Facilities and equipment on the Tantawan Area in which it owns an interest, less the salvage value thereof, and the assignment from the withdrawing Party shall be made free and clear of overriding royalties, production payments or other excess burdens on production.

               (ii)      if the remaining Parties do not wish to continue
                    operations on the Tantawan Area, all Parties shall proceed to abandon all operations and to surrender and release the Tantawan Approval;

          (i) No Party shall be relieved of its obligations hereunder during a well or Platform fire, blowout or other emergency, but may withdraw from this Agreement and be relieved of such obligations after termination of such emergency; provided, such Party shall remain liable for its share of all costs of control of said emergency, including the drilling of relief wells, containment and cleanup of oil spill and pollution, and all costs of debris removal made necessary by the emergency.

          (j)       a withdrawing Party shall remain liable and obligated for

               (i)       its Participating Interest share of all currently due
                    and outstanding obligations to the Ministry by the Parties, including all reasonable general and administrative costs in defraying such obligation;

               (ii)      the outstanding expenditures of any Work Program and
                    Budget approved by the Operating Committee;

               (iii)     its Percentage Interest of any Obligation or liability
                    referable to any Work Program agreed to prior to withdrawal; and

               (iv)      any cost, expense, liability or damage theretofore
                    accrued or arising out of any event occurring prior to withdrawal and attributable to an operation in which the withdrawing Party was a Participating Party.

               provided always that this Article shall not render a withdrawing Party liable for any amounts which such Party would not have been obliged to pay had it not withdrawn.

                                   20.  ABANDONMENT


    20.1      ABANDONMENT OF OBSOLETE FACILITIES

         If the Operator shall consider float any item of Joint Property or any Facility is no longer needed or suitable for the Joint Operations or, if used in Non- Consent Operations, is no longer needed or suitable for such Non-Consent Operations, the Operator shall, subject to the provisions of the Accounting Procedure, dispose of the same in such manner and to such persons as it shall deem suitable. The costs, risks and net proceeds, if any, resulting from such disposition shall be shared by the Participating Parties in such Joint Property or Facility, in proportion to their ownership interests therein. The Operator shall notify the Non-Operators of such disposal as soon as practicable thereafter.

    20.2 FACILITIES ABANDONMENT AND SALVAGE

         If the Parties unanimously decide to abandon the Joint Operations or any part thereof, or the Participating Parties unanimously decide to abandon any Non-Consent Operations or any part thereof, the Operator shall recover and endeavor to dispose of as much of the Joint Property, or property used in such Non-Consent Operations, as the Operating Committee directs can economically and reasonably be recovered or, in the case of Non-Consent Operations, as the Operator believes can economically and reasonably be recovered, or as may be required to be recovered under the Tantawan Approval or any applicable law, and the net costs or net proceeds therefrom shall be charged or credited to the Joint Account for eventual allocation in proportion to the Participation Interests of the Parties in proportion to their ownership interests therein. To the extent that the decision to abandon any Facility is not unanimous among the Parties owning an interest in such Facility, then the Parties desiring to abandon such Facility shall pay such abandonment costs as may be required pursuant to
    Article 20.4 and shall assign their Participating Interest in such Facility in accordance with the provisions of Article 20.5.

    20.3 SECURITY FOR ABANDONMENT COSTS

         With due regard to and in accordance with any requirements of the Tantawan Approval and any applicable law or direction or request from the Ministry and/or relevant authorities and taking into account the varying Participating Interest of the Parties in the Facilities located on the Tantawan Area or acquired in connection with operations to be conducted under this Agreement, the Parties agree that:

         (a) each Party shall bear its proportionate share of the liability to meet the costs and other obligations relating to the abandonment of such Facilities and the other property acquired in connection with operations pursuant to this Agreement, based upon the Participating Interest of each Party in each portion of the Facilities and such operations conducted pursuant to this Agreement;

         (b) the Operator shall prepare and periodically submit to the Parties, estimates of the likely costs to allocable to each of the Parties of such abandonment and of the amount and value of the net recoverable reserves on any Production Approval, provided that any Party shall have the right to reasonably require the preparation of further reports and studies in relation thereto;

         (c) when, in the Operator's considered opinion, the estimated discounted present value of net recoverable reserves on any Production Approval that are attributable to any Party equals or is less than one hundred and thirty-five percent (135%) of such Party's proportionate share of the estimated abandonment costs attributable to such Production Approval, such Party shall provide to the other Participating Parties in such Production Approval adequate security for its liability to meet such abandonment costs, which adequate security may include, at the discretion of the Operator and, if applicable, in the amounts reasonably requested by Operator:

              (i) an irrevocable guarantee from such Party's parent company or Affiliate;

              (ii) an irrevocable letter of credit from a bank or other financial institution reasonably acceptable to Operator;

              (iii) security in favor of the other Parties over assets of such Party or a third Person; or

              (iv) a levy on such Party's entitlement to production from the Production Approval in question;

         (d) in the event that such Party's entitlement to production from the Production Approval in question shall be subject to a levy as provided in Article 20.3(c)(iv), the proceeds of which shall be deposited and retained by the Operator or an independent third party as trustee for the Parties in an interest-bearing trust account; property rights in the payments into such account shall pass to the trustee at the time of their payment into the account; upon the occurrence of such Party failing to meet its proportionate share of the abandonment obligations for such Production Approval, such proceeds shall be applied in the discharge of such abandonment liability and any balance shall be returned to such Party;

    20.4 ABANDONMENT OF FACILITIES OR WELLS

         Any Party may propose the abandonment of a Facility or a well in which it has an ownership interest by notifying the other Participating Parties. No well Facility shall be abandoned without the mutual consent of the Participating Parties therein. If all Participating Parties do not approve abandoning the Facility or well, the Party desiring to abandon it shall pay the non-abandoning Participating Parties for that Party's share of the estimated costs of abandonment, removal, and site clearance of the Facility, or the plugging and abandonment of the well, as applicable, less estimated salvage costs as determined by the Operator in good faith pursuant to the Accounting Procedure. If an abandoning Party's respective share of the estimated salvage value is greater than its share of the estimated costs, the Operator, on behalf of the Participating Parties, shall credit such Party's obligations to the Joint Account for such amount.

    20.5 ASSIGNMENT OF INTEREST

         Each Participating Party desiring to abandon a Facility or a well pursuant to Article 20.2 or Article 20.4, respectively, shall assign, effective as of the last applicable election date, to the non-abandoning Participating Parties, in proportion to their Participating Interests, all of its interest in such Facility or well, as applicable, and the equipment related thereto and its ownership in the production of Petroleum from such Facility or well, as applicable. Any Party so assigning shall be relieved from any further liability with respect to said Facility or well; PROVIDED, HOWEVER, such assignment shall not absolve said Party of its responsibilities for Facilities removal if only the Party's interest in the well is assigned.

                                  21. FORCE MAJEURE

    The obligations of each of the Parties hereunder, other than the obligations to make payments of money or to furnish security, shall be suspended while such Party is prevented or hindered from complying therewith by any cause beyond the reasonable control of such Party; provided that a lack of funds or inability to furnish the requisite security shall not be deemed to be a cause beyond the reasonable control of such Party. In such event, such Party shall give notice of suspension as soon as reasonably possible to the other Parties stating the date and extent of the suspension and the cause thereof. Any of the Parties whose obligations have been suspended as aforesaid shall resume the performance of such obligations as soon as reasonably possible after the cessation of the cause and shall so notify all the other Parties.

                          22.  ROYALTIES AND OTHER PAYMENTS

    22.1 OVERRIDING ROYALTY AND OTHER BURDENS

         Any Party whose interest in the Tantawan Approval or the Tantawan Area is encumbered by an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, the Party so burdening its interest shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold all other Parties free and harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If a Party becomes entitled to an assignment under this Agreement or as a result of Non-Consent Operations or a default by a Defaulting Party, or becomes entitled to receive a relinquishment interest from a Party that has so burdened or encumbered its interest, the Party entitled to receive the assignment from the Party shall receive such assignment free and clear of all such burdens and encumbrances, and the assigning or relinquishing Party whose interest is subject to the burdens and encumbrances shall hold the Parties receiving such interest harmless for the burdens and encumbrances, and will bear same at its own expense. In addition such overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden, encumbrance or interest (a "Subsequently Created Interest") shall be made specifically subject to this Agreement. If the Party owning the interest from which the Subsequently Created Interest was established defaults in any payment pursuant to Article 14, then the Operator, pursuant to Article 14 may enforce against the Subsequently Created Interest the lien and other rights granted or recognized pursuant to Article 14 to secure and enforce collection of the amount in default against the Subsequently Created Interest. The rights of the owner of the Subsequently Created Interest shall be, and hereby are, subordinated to the rights granted or recognized in Article 14.

    22.2 OTHER PAYMENTS

         Any payments to governmental authorities, other than payments discussed in Article 22.3 below, which may be required under terms of the Tantawan Approval shall be paid by Operator and shall be charged to the Parties based on their Percentage Interest. Any Party may request and shall be entitled to receive proper evidence of all such payments. In the event of failure to make proper payment of any payment where such payment is required to continue any portion of the Tantawan Approval in force, any loss which results from such non-payment shall be borne proportionately by all the Parties. Operator shall not be liable for failure to make such payments, or for erroneous payment, unless such failure or error results from its Gross Negligence or Willful Misconduct.

    22.3 ROYALTY PAYMENTS

         Each Party shall be responsible for and shall separately bear and properly pay or cause to be paid all royalty and other amounts due on production that it takes from the Tantawan Area for its account and on its share of production used, consumed, lost or vented on the Tantawan Area, if applicable. During any period in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's share of production, the Participating Parties shall pay and bear the royalty on such production.

                         23.  APPLICABLE LAW AND ARBITRATION

    23.1     APPLICABLE LAW

         All aspects of this Agreement., including, but not being limited to, the construction, performance, execution and enforcement of this Agreement and any dispute, whether in contract or tort, of whatsoever nature arising in connection with this Agreement or performance under it, including any remedy thereof, shall be governed exclusively by the Laws of the State of Texas (to the exclusion of its rules on the conflict of law).

    23.2 ARBITRATION OF DISPUTES

         Any dispute or controversy between any of the Parties arising out of or relating to this Agreement or the conduct of operations on the Tantawan Area, including without limitation, a dispute or controversy relating to the construction of any provision or the validity or enforceability of any term or condition (including this paragraph) or of the entire Agreement, or any claim that all or any part of this Agreement (including this provision) is void or voidable, shall be conducted in the English language and shall be submitted to arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect at an office of the American Arbitration Association in Houston, Texas. Within seven (7) Days after any Party shall have given notice of a dispute or difference the Parties agree to meet and attempt to select a single arbitrator to hear any dispute. If a single arbitrator cannot be mutually agreed upon by the Parties, such dispute shall be heard by a panel of three arbitrators, with a single arbitrator being selected by Parties on each side of the dispute and the third arbitrator being selected by the two arbitrators previously selected. The Parties agree that any decision or award rendered by the arbitrators appointed shall be final and binding on the Parties to this Agreement and judgment upon the decision or award shall be enforceable in the Courts of the United States or any other court having jurisdiction thereof. In connection with the enforcement of any decision or award by the arbitrators, and to the fullest extent permitted by law, the Parties irrevocably submit to the jurisdiction of such courts and waive any objection it may have to either the jurisdiction or venue of such courts.

    23.3 AGENTS FOR SERVICE

         Each of the Parties shall nominate the following to (a) accept service of any proceedings under this Article 23 on its behalf and (b) to receive notices pursuant to Article 24:

    PARTY          APPOINTEE AND ADDRESS

    Thaipo         R. Phil Laney
                   Thaipo Limited
                   c/o Pogo Producing Company
                   5 Greenway Plaza, Suite 2700
                   Houston, Texas 77046-0504
                   U.S.A.
                   Phone: 1 713 297 5000
                   Telecopy: 1 713 297 4950

    ThaiRomo       Mike D. McCoy
                   Thai Romo Ltd.
                   c/o Rutherford Moran Oil Corporation
                   5 Greenway Plaza, Suite 220
                   Houston, Texas 77046-0504
                   U.S.A.
                   Phone: 1 713 622 5555
                   Telecopy: 1 713 621 7072

    Sophonpanich   Managing Director
                   Sophon Thai Gulf Limited
                   c/o The Sophonpanich Co., Ltd
                   61/1 Soi Watana
                   Sukhumvit 19
                   Bangkok 10110
                   Thailand
                   Phone: 1 011 66 2 260 7242
                   Telecopy: 1 011 66 2 260 7247


                                     24. NOTICES

    24.1  GIVING AND RECEIVING NOTICES

         All notices of proposals required herein shall be given in the English language, in writing by delivery in person, by certified or registered mail, courier service, telegram, telecopier, or any other form of generally recognized electronic transmission, with postage and charges prepaid; PROVIDED HOWEVER, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing. The originating notice shall be deemed to have been delivered when received by the Party to whom it was directed, except that any notice by certified mail or equivalent, telegraph, or cable properly addressed, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in overnight next day delivery or courier service, or twenty-four (24) hours after such notice is sent by telecopy, facsimile or other electronic transmission with an electronic or telephonic confirmation of receipt and the period for a Party to deliver a response or notice in response thereto shall begin on the date that the originating notice is received. "Receipt," for oral or telephone notice, means actual and immediate communication to the Party to be notified, as specified in the Agreement, or to the telegraph, telecopy, facsimile or other electronic terminal of that Party. A responsive notice shall be deemed to have been delivered when it is deposited in the U.S. mail, delivered to a courier or telegraph service, transmitted by telecopy, facsimile or other electronic transmission, receipt confirmed either electronically or by telephone contact, or personally delivered to the Party to be notified. Each Party's proper address shall be that shown in Article 23 until such Party gives written notice to the other Parties of a different address for the purposes of this Article.


    24.2 RESPONSES TO NOTICES

              When notice of a proposal other than the calling of an Operating Committee meeting pursuant to Article 8 hereof (in which case the notice and response times set forth in Article 8 shall be applicable) has been given, each Party shall respond in writing to the Party making the proposal within the maximum response time in this Article
         24.2 for such proposal.

    24.2.1 When any proposal for Appraisal Operations or Development Operations includes the construction of a Platform, the maximum response time shall be ninety (90) Days.

    24.2.2 When any proposal for Appraisal Operations or Development Operations does not require construction of a Platform, the maximum response time shall be thirty (30) Days, provided that if a drilling rig is on the Tantawan Area with rig standby charges accumulating or the Parties would have an obligation to the drilling contractor for similar charges, the maximum response time shall be forty-eight (48) hours.

    24.2.3 Unless otherwise provided, for all other matters requiring a notice, the maximum response time shall be thirty (30) Days.

    24.3 FAILURE TO RESPOND IN A TIMELY MANNER

         Except as otherwise specifically provided herein, failure of any Party to respond to a notice which calls for a response within the required period shall be deemed to be a negative response.

    24.4 CONTENT OF NOTICE

         Any notice which requires a response shall include sufficient information to allow each Party to make a decision as to the response to be given, and shall indicate the maximum response time specified in Article 24.2, above. Where a proposal involves the drilling, Deepening, Sidetracking to an objective other than that originally proposed, or Recompletion of a well, the notice shall include the location, proposed depth of the operation, Objective Horizon to be tested, proposed size of drilling and/or spacing units, if any, estimated costs of the operation including those which would be required for completing and equipping the well through the wellhead, details regarding directional drilling as applicable, and the type of equipment which will be used, such as mobile drilling rig, floating drilling vessel, or Platform.


                    25. COMPLIANCE WITH THE CONCESSION AGREEMENT,
                         PRODUCTION APPROVALS AND REGULATIONS

    It is understood and agreed that each of the Parties has read and understood and is aware of the obligations which the Operator and the Parties have undertaken in accepting the Concession Agreement and the Tantawan Approval.

                            26.  PARENT COMPANY GUARANTEES

    It is hereby agreed by each of the Parties to this Agreement that it shall be a condition precedent to the coming into force of this Agreement that the ultimate parent of each Party to the Agreement shall irrevocably and unconditionally guarantee as primary obligator and not merely as surety the due performance and discharge of any and all obligations of its respective Affiliate that is a Party to this Agreement by executing a Parent Company Guarantee.

                                    27. NO WAIVER

    No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of any of the Parties, shall operate as a waiver nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and severable and shall not exclude any rights or remedies otherwise provided by law.

                                  28.  CONTRIBUTIONS

    28.1 NOTICE OF CONTRIBUTION OTHER THAN ADVANCE FOR SALE OF PRODUCTION

         Each Party shall promptly notify the other Parties of any contribution which it obtains, or is attempting to obtain, concerning the drilling of any well on the Tantawan Area, other than contributions made as consideration for entering into a contract for sale of production from the Tantawan Area

    28.2 CONTRIBUTION WHERE ALL PARTIES ARE PARTICIPATING

         In the event any Party receives such a contribution, in cash, toward a well which constitutes a Joint Operation, said contribution shall be turned over to Operator, and Operator shall credit the amount thereof to all the Parties based upon their Percentage Interest. Any contribution of acreage toward the drilling of a well shall be shared by the Parties in accordance with their respective Percentage Interests.

    28.3 CONTRIBUTION WHERE LESS THAN ALL PARTIES PARTICIPATE

         In the event any Party receives a contribution, in cash, toward a well in which all Parties are not Participating Parties, said cash contribution shall be turned over to Operator, and Operator shall credit the amount thereof to the Participating Parties in accordance with their Participating Interests. Said cash contribution shall be deducted from the cost of drilling and completing the well prior to computation of the amount the Participating Parties shall be entitled to recoup out of production. Any contribution of acreage toward the drilling of a well by less than all of the Parties hereto shall be shared by the Participating Parties in accordance with their Participating Interests.


                                      29. TAXES

    29.1 PROPERTY TAXES

         Operator shall render property covered by this Agreement as may be subject to ad valorem taxation, and shall pay such property taxes far the benefit of each Party.

    29.2 CONTEST OF PROPERTY TAX VALUATION

         Operator shall timely and diligently protest to a final determination any property valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. In either event, Operator shall charge each Party its share of such taxes based upon its Participating Interest in the property subject to the tax. Additionally, if permitted by applicable law, each Party shall be entitled to protest any such determination insofar as it relates to its Participating Interest if such protest shall not, in the opinion of the other Participating Parties, harm their interests.

    29.3 PRODUCTION AND SEVERANCE TAXES

         Each Party shall pay, or cause to be paid, all production and severance, and similar taxes due on any production which it receives pursuant to the terms of this Agreement.

    29.4 OTHER TAXES AND ASSESSMENTS

         Except as otherwise provided in this Agreement, Operator shall pay other applicable taxes or assessments and charge each Party its share.

                              30. COUNTERPART EXECUTION

    This Agreement may be executed in counterparts, each of which when so executed shall be given the effect of execution of the original instrument. When so executed the signatures of the Parties as affixed hereto may be combined in, and treated and given effect for all purposes as, a single instrument.

WITNESS the hands of the duly authorized representatives of the Parties hereto, effective as the day and Year first above written.



                        THAIPO LIMITED
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director


                        THAI ROMO LTD.
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director

                        SOPHON THAI GULF LIMITED
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director

                        By:
                             ---------------------------------------------------
                        Name:
                                ------------------------------------------------
                        Title:  Director


WITNESS the hands of the duly authorized representatives of the Parties hereto, effective as the day and Year first above written.


                        THAIPO LIMITED
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director


                        THAI ROMO LTD.
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director


                        SOPHON THAI GULF LIMITED
- ---------------
Witness

                        By:
                             ---------------------------------------------------
                        Name:
- ---------------                -------------------------------------------------
Witness                 Title:  Director

                        By:
                             ---------------------------------------------------
                        Name:
                                ------------------------------------------------
                        Title:  Director

                                     EXHIBIT "A"


    Attached to and made a part of that certain Joint Operating Agreement (the "Agreement") dated effective as of March 3, 1995, by and among Thaipo Limited, as Operator, and Thai Romo Ltd. and Thai Sophon Gulf Limited as Non-Operators.


                               THE ACCOUNTING PROCEDURE

                      ARTICLE 1: PREFACE AND GENERAL PROVISIONS

1.1      PREFACE


    The purpose of this Accounting Procedure is to establish accounting principles and procedures which will aid the proper and efficient carrying out of the operations of the Tantawan License and under the Agreement and will result in the true cost of such operations being reflected in, as applicable, the Joint Account and any Non-Consent Account (as defined in Article 1.5). It is the intent and understanding of the Parties that the Operator shall, subject to the provisions of the Agreement, neither gain nor lose by reason of the fact that he acts as the Operator unless otherwise specified herein. Each of the Parties shall provide funds sufficient to cover all costs of the Joint Operations and the Non-Consent Operations in which such Party is a Participating Party. Such funds to be provided to the Operator by each Party in proportion to its Percentage Interest or Participating Interest, as applicable, at the time of the incurrence of the costs.

    It is recognized that Operator will incur costs common to all Parties relating, but not limited to, Operating Committee meetings, for review and decision making with respect to its own Percentage Interest. Such costs will not be charged to the Joint Account.

    In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Agreement to which this Accounting Procedure is attached, the provisions of the Agreement shall prevail.

1.2 REPORTING TO AUTHORITIES

    The Operator shall at all times ensure that all accounting data and other information relating to the Joint Operations and Non-Consent Operations is available in such a form as to facilitate all required reporting to the Ministry and any other governmental authorities, both for the Operator and for the Non-Operators. Each Party shall receive a copy of such accounting reports relating to the Joint Operations which are forwarded to the Ministry and any other governmental authorities by the Operator.

1.3 CHANGE OF ACCOUNTING PROCEDURE

    If one (1) of the Parties represented on the Operating Committee is of the opinion that a change in the Accounting Procedure is desirable to rectify an inequity or for any other reason, it may forward a proposal for amendment of the Accounting Procedure to the Operator who will arrange for the matter to be discussed at an Operating Committee meeting. The Accounting Procedure may be amended only with the agreement of all the Parties.

1.4 CURRENCY

    The Joint Account and all Non-Consent Accounts shall be maintained in Dollars, except for accounts maintained in Thailand or, if applicable, other countries, iii furtherance of operations contemplated under the Agreement, in which case such accounts may, at the discretion of the Operator, be kept in Baht or the currency of the country where such account is located. Translation of currency transactions shall be based on the actual rate used at time of transaction.

1.5  DEFINITIONS

    In addition to the definitions in the Agreement, the following shall apply in this Accounting Procedure:

    (a) "Agreement" shall mean the Joint Operating Agreement of which this EXHIBIT "A" forms part;

    (b) "Accounting Committee" shall mean an accounting sub-committee established by the Operating Committee pursuant to the Agreement;

    (c) "Accounting Period" shall mean any Year as defined in Article 1.68 of the Agreement;

    (d) "Accruals" shall mean recording of charges and credits for work performed but not booked at the end of the accounting period, regardless of whether invoices or credits have been received;

    (e) "Applicable Account" shall mean the Joint Account(s) with respect to Joint Operations and each Non-Consent Account as it relates to the Non-Consent Operation for which it was created or is currently used;

    (f) "Controllable Material" shall mean the Material which in the petroleum industry usually is subject to record, control and inventory; and

    (g) "Non-Consent Account" shall mean an account or accounts established and maintained by the Operator, or a Person it designates, to record all Advances, expenditures and receipts in the conduct of Non-Consent Operations.

1.6 DISAGREEMENTS

    In the event of a conflict between the Parties with respect to this Accounting Procedure, the Accounting Committee, if any, or the Operating Committee shall meet to settle the conflict with the intent that, except as provided in the Agreement, no Party shall gain or lose at the expense of the other Parties.

1.7 MONETARY LIMITS

    The monetary limits set forth in various sections of the Agreement shall be reviewed and adjusted from time to time by agreement of the Operating Committee in order to be in accordance with increased expenditure levels in the development phase.

1.8 NON-CONSENT OPERATIONS

    In the event that one (1) or more of the Parties engages in Non-Consent Operations, then to the extent deemed appropriate by the Operator, the Accounting Procedure shall apply to such Non-Consent Operations but separate Non-Consent Accounts, books, bank accounts and other records shall be established and maintained for such Non-Consent Operations in such a manner that the statements and billings relating to the Joint Account do not reflect the Non-Consent Operations (and vice versa), except as they relate to the recording of penalties, reversionary interests, etc., contemplated under the Agreement.

1.9 SEPARATE ACCOUNTING

    If it becomes appropriate to segregate Joint Account matters, the Operator shall maintain books and records and act otherwise with respect to the Joint Operations in order to facilitate such segregation. If requests from other Parties for special records should cause a significant additional workload and/or costs, such costs and the cost to the Operator of any additional workload shall be borne by the requesting Party(ies).

1.10     ADJUSTMENTS

    All billings and statements presented by the Operator to the other Parties shall be presumed to be true and correct until shown otherwise, and shall be paid as presented except for obvious errors. Such payment shall not prejudice the right of any Non-Operator to question the charges or credits accruing to the Joint Account (or any Non-Consent Account with respect to Non-Consent Operations) and the Operator shall take immediate steps to clarify, explain and adjust any queried charges or credits. Requests for corrections shall be made within the time limit specified in Article 7.1.7 or shall be deemed to have been forever waived.

                           ARTICLE 2: BUDGETS AND FORECASTS

2.1 EXPLORATION AND APPRAISAL BUDGETS

    Each exploration and appraisal Budget prepared under and in accordance with the Operating Agreement shall reflect activities and obligations in accordance with normal practice in the petroleum industry and shall include:


    (a) an estimate of the total cost of the relevant Programs in Dollars and a subdivision of such total into each main classification of cost and with a reference to assumptions regarding exchange rates, inflation, etc.;

    (b)  the number of employees engaged on basis of an organizational chart;

    (c)  a schedule of estimated Joint Account warehouse stock movement;

    (d) such other estimates relating to currently anticipated expenditures to be made during the two (2) Years after the period covered by such Budget, as shall be reasonably requested by any Party.

2.2 DEVELOPMENT AND PRODUCTION BUDGETS

    Each development and operating Budget prepared under and in accordance with the Operating Agreement shall reflect activities and obligations in accordance with normal practice in the petroleum industry and shall include:

    (a) an estimate in Dollars of the total cost of the relevant Program and subdivision of such total under each main classification of cost and with a reference to assumptions regarding exchange rates, inflation, etc;

    (b)  a schedule of estimated Joint Account warehouse stock movement;

    (c) such other estimates relating to currently anticipated expenditures to be made during the two (2) Years after the period covered by such Budget, as shall be reasonably requested by any Party, and

    (d) in support of the Budget, four (4) additional Years forecast for a production operation covering the quantities of Material that will need to be acquired during such period.


2.3 BUDGET APPROVAL AND AMENDMENT

    2.3.1     CAPITAL BUDGETS

         Approval of capital Budgets does not permit the Operator to enter into any commitments or incur any expenditures for any item included in said Budgets until an AFE is approved by the Participating Parties as provided in the Agreement.

    2.3.2 ADMINISTRATIVE AND OPERATING EXPENSE

         Approval of administrative and operating expense Budgets permits the Operator to issue AFE's covering the full year and to record such expenditures in the Joint Account without prior approval of the Operating Committee.


         Without the prior approval of the Operating Committee, the Operator may incur overruns on administrative and operating expense Budgets in any Accounting Period not to exceed ten percent (10%) of the approved administrative and operating expense Budget.


                      ARTICLE 3: JOINT AND NON-CONSENT ACCOUNTS

3.1 CHARGES

    Subject to the limitations hereinafter set forth and to the other relevant provisions of the Agreement, the Operator shall, with proper documentation, charge the Applicable Account with the following items of expenditure in so far as the expenditure has been duly authorized and relates to and is necessary for the conduct of the Joint Operations or a Non-Consent Operation, as applicable:

    3.1.1     CONCESSION AGREEMENT AND PRODUCTION LICENSE(S) FEES

         All costs, if any, attributable to fees, bonuses, or other charges paid to any governmental or quasi-governmental authority arising under the Concession Agreement in respect of the Tantawan Area and any Production License(s) covering all or any portion of the Tantawan Area that are paid by the Operator on behalf of the Parties in connection with the Joint Operations, or Non-Consent Operations, as applicable.

    3.1.2     DAMAGES AND LOSSES

         All expenses incurred for the repair or replacement of damaged or lost Joint Property and all property used in connection with Non-Consent Operations. Operator shall separately and without delay inform the Non-Operators in writing of any incident involving expenses estimated to be in excess of one hundred thousand Dollars (USD 100,000), with documentation as may be reasonably requested. Incidents involving smaller amounts not included in the approved Budget shall be reported on a quarterly basis.

    3.1.3     OFFICES AND FIELD EXPENSES

         The cost of establishing and operating offices, field offices, warehouses, shore bases and other facilities in Thailand and other countries (other than the United States of America) where operations under this Agreement are being conducted and which will be used for the Joint Operations or Non-Consent Operations, including the cost of office services, office equipment and furnishings, computer and data processing charges. If any such Facilities serve more than the Joint Operations, the costs shall be allocated in an equitable manner in accordance with the Agreement as approved by the Operating Committee.

    3.1.4     INSURANCE AND THIRD PERSON CLAIMS

         Premiums paid for insurance coverage obtained in accordance with the Agreement and expenditures incurred in settlement of claims from third Persons.

    3.1.5     MATERIAL

    (a) Material purchased by the Operator from third Persons for use in the Joint Operations and Non-Consent Operations, as applicable, shall be charged to the Applicable Account at cost after deducting all trade discounts received. Transport costs and handling, insurance, duties and other related costs are also chargeable to the Appropriate Account.

    (b) Material transferred from the Operator, Non-Operators or its or their Affiliates for use in the operations on the Tantawan License or under the Agreement shall be charged to the Applicable Account at a value determined as follows:

         NEW MATERIAL - CONDITION A"

              Material which has not been used and is in a new condition shall be classified as Condition "A" and charged to the Applicable Account at direct cost to the Operator or at Market Price at time of transfer whichever is the less.

              "Market Price" shall be determined by securing competitive prices from reliable suppliers with the most economical price to represent Market Price. Any Party not agreeing to the cost of transfer as charged by the Operator according to the forgoing provision shall at its own initiative and at its own cost and upon notice to the Operator be allowed to secure the necessary information to assist the Operator in establishing the Market Price.

         USED MATERIAL - CONDITION "B"

              Material which has been used but is in sound and serviceable condition and suitable to be reused without repair shall be classified as Condition "B" and charged to the Applicable Account at seventy-five percent (75%) of what its value would be if it were in Condition "A".

         USED MATERIAL  - CONDITION "C"


              Material which is suitable for use after reconditioning shall be classified as Condition "C" and charged to the Applicable Account at fifty percent (50%) or less of what its value would be if it were in Condition "A". After reconditioning the material will not exceed the Condition "B" value.

         MATERIAL - CONDITION "D"

              Material which is obsolete or not usable for its original purpose shall be priced at a value commensurate with its use.

    (c)  Accumulation of surplus stocks of Material shall be avoided.

    (d) Material which will be partially used or used on a temporary basis may be charged to the Applicable Account on terms and conditions to be agreed by the Participating Parties. Such charges shall never exceed Market Price available through third Persons for comparable Material.

    (e) Operator shall promptly credit the Applicable Account for Material returned to the Operator or with any adjustments received from a supplier or manufacturer.

    (f) Operator shall in no way be obligated to purchase surplus Materials from any Applicable Account, either for its own account or for use in any operations under this Agreement.

    3.1.6     DIRECT EXPENSES

         Operator shall charge the Applicable Account for its share of any general, personnel and administrative expenses incurred in respect of the Tantawan License and operations under this Agreement, to be charged to the Applicable Account in accordance with the terms of the Agreement and this Accounting Procedure.

         Direct expenses shall include the salary, wages, related salary burden and other related costs of:

         (a) The employees of Operator and its Affiliates in the Kingdom of Thailand or such other country (other than the United States of America) where operations under the Agreement are being conducted who are directly engaged in Joint Operations, or Non-Consent Operations, as applicable, whether temporarily or permanently assigned.

         (b) The employees of Operator and its Affiliates outside the Kingdom of Thailand or such other country (other than the United States of America) where operations under the Agreement are being conducted who are directly engaged in Joint Operations or Non-Consent Operations, as applicable, whether temporarily or permanently assigned.

         (c) Salaries and wages shall include everything constituting the employees' total compensation. To the extent not included in salaries and wages, the Applicable Account shall also be charged with the cost to Operator, or its Affiliate, of holiday, vacation, sickness, disability benefits, living and housing allowances, travel time, bonuses, and other customary allowances applicable to the salaries and wages chargeable hereunder, as well as costs to Operator, or its Affiliate, for employee benefits, including but not limited to employee group life insurance, group medical insurance, hospitalization, retirement, and other benefit plans of a like nature applicable to labor costs of Operator. Operator's or its Affiliate's, employees participating in benefit plans in the Kingdom of Thailand or such other country (other than the United States of America) where operations under the Agreement are being conducted may be charged at a percentage rate to reflect payments or accruals applicable to such employees that are made by Operator, or its Affiliate, as applicable. Such accruals for benefit plans established in the Kingdom of Thailand or such other country (other than the United States of America) where operations under the Agreement are being conducted shall not be paid by Non-Operators, unless otherwise approved by the Operating Committee, until the same are due and payable to the employee, upon withdrawal of a Party pursuant to the Agreement, or upon termination of the Agreement, whichever occurs first.

         (d) Expenditures or contributions made pursuant to assessments imposed by a governmental authority for payments with respect thereto or on account of such employees.

         (e) Salaries and wages shall be charged in accordance with Operator's, or its Affiliate's usual practice, when and as paid or accrued, or on a basis of the Operator's, or its Affiliate's, average cost per employee for each job category; and the rates to be charged shall be reviewed at least annually. In determining the average cost per employee for each job category, expatriate and national employee salaries and wages shall be calculated separately. During a given period of time it is understood that some costs for salaries and wages may be charged on an actual basis while the remaining costs for salaries and wages are charged at a rate based upon the above described average cost.

         (f) Reasonable business and travel expenses of employees of the Operator and its Affiliates (wherever located) incurred in connection with operations under the Agreement. Such business and travel expenses shall include reasonable relocation costs of personnel and their families that are reimbursed under the Operator's internal practices.

    3.1.7     INDIRECT EXPENSES

         For costs not covered by Article 3.1.6. nor elsewhere in this Accounting Procedure, the Operator shall be entitled to charge the Applicable Account the expenses incurred by it and its Affiliates in support of the Joint Operations, and Non-Consent Operations, as applicable, including indirect administrative costs and expenses incurred in the Operator's and its Affiliates' United States offices, by means of an Operator's fee computed on a Monthly basis at the rate of:

         (a) four percent (4%) of the first three million Dollars (USD 3,000,000) of expenditures accrued in any Year in support of such Joint Operations or Non-Consent Operations, as applicable;

         (b) two percent (2%) of the second three million Dollars (USD 3,000,000) of expenditures accrued in any Year in support of such Joint Operations or Non-Consent Operations, as applicable; and


         (c) one percent (1%) of all expenditures in excess of the first six million Dollars (USD 6,000,000) that are accrued in any Year in support of such Joint Operations or Non-Consent Operations, as applicable.

    The Monthly Operator's fee chargeable to the Applicable Account shall be subject to a Monthly minimum of fifteen thousand Dollars (USD 15,000) per Month while there remain any operations under this Agreement. Such minimum charges during any Year shall be recoupable during such Year and credited against expenditures incurred during subsequent months of that Year only. Expenditures for the purpose of applying the percentage charge stipulated above shall be adjusted to exclude major construction expenditures (in excess of ten million Dollars (USD 10,000,000) per AFE) with respect to which a flat Operator's fee of one and one half percent (11/2%) shall be charged to the Applicable Account.

    3.1.8     PROFESSIONAL SERVICES

         Expenditures made by or at the direction of the Operator or an Affiliate of all Participating Parties to third Persons including, without limitation, accountants, attorneys, engineers, consultants, experts, technicians, other professionals and any other third Person (including Non-Operators), wherever located, for services rendered and facilities used in connection with the design, structuring and implementation of the Joint Operations and, if applicable, any Non-Consent Operations, as well as the preparation of any tax returns or other reports required to be filed by any Affiliates of all of the Participating Parties established for the purpose of conducting operations under the Agreement and not otherwise chargeable hereunder.

         The costs of services and facilities provided by the Operator, its Affiliates and any Non-Operators, if applicable, shall be charged to the Applicable Account on an equitable basis, provided that such charges shall not exceed the rates for comparable services available to the Joint Operations and Non-Consent Operations from third Persons and that the prior approval of the Operating Committee is necessary if the Operator or its Affiliates wish to provide services or facilities the Charges of which exceed five hundred thousand Dollars (USD 500,000) per service rendered.

    3.1.9     TAXES

         All taxes, duties and other governmental levies which have been incurred and paid by the Operator or its Affiliates on behalf of the Joint Operations or Non-Consent Operations, as applicable, shall be charged to the Applicable Account. For the avoidance of doubt, royalties and direct taxes imposed on the Parties are not chargeable to the Joint Account.

    3.1.10 TRANSPORTATION

    (a) Travel and relocation expenses, when these are required for the conduct of the Joint Operation or Non-Consent Operations, shall be chargeable to the Applicable Account and may include expenses for families and households, when appropriate. Relocation expenses at the termination of work for the Joint Operation or Non-Consent Operations, as applicable, shall be based on a return to the home of record, except if the employee is relocated for the benefit of another operation, in which case the costs shall not be charged to the Parties.

    (b) All costs to transport and handle Material for use in the Joint Operations and Non-Consent Operations, unless otherwise chargeable under this Accounting Procedure.

    3.1.11 NON-CONSENT OPERATIONS

         No expenditures directly attributable to a Non-Consent Operation shall be charged to the Joint Account. However, indirect expenses shall be allocated between the Joint Operations and any Non-Consent Operation on a consistent and equitable basis, consistent with standard practices in the oil and gas industry.

    3.1.12    OTHER EXPENDITURES

         Any other expenditures not otherwise covered in this Accounting Procedure which are incurred by the Operator in accordance with the Agreement and which are reasonably necessary and proper for the Joint Operations and Non-Consent Operations including, without limitation, interest at the Agreed Interest Rate on funds that the Operator or its Affiliates are required to advance that such funds must be advanced) to pay costs and expenses of operations under the Agreement that become due and for which the Operator has issued a Cash Call that, for whatever reason, has not yet been paid by all Participating Parties.

    3.1.13 PRODUCTION EXPENSES

         This shall cover the cost of production of Petroleum in Joint Operations and Non-Consent Operations from the Producible Reservoir up to and including the agreed points of delivery to the Parties including, but not limited to, the cost of lifting, gathering, gauging, handling, treating, processing, compressing, storing, transporting and delivering, operating field Facilities, well repairs, supervision and laboratory work.

3.2 CREDITS

    The Operator shall credit to the Applicable Account the following:

    3.2.1     DISPOSALS

         Any amounts received from the disposal of Material or other property used in operations under this Agreement.

    3.2.2     INTERESTS AND MISCELLANEOUS

         Any amounts received as interest or otherwise with respect to the property used in operations under the Agreement or accumulated in connection with the Joint Operations or Non-Consent Operations, other than interest payable to the Operator in accordance with Article 3.1.12.

    3.2.3     MATERIAL AND PROPERTY


         Any amounts received as a result of the return of Material or other property.

    3.2.4     NON-CONSENT OPERATIONS AND CONTRIBUTIONS

         Any amounts received from (a) third Persons pursuant to Article 28 of the Agreement or (b) Participating Parties engaged in Non-Consent Operations in connection with their use of Joint Property.

    3.2.5     INSURANCE

         Any amounts received pursuant to (a) insurance claims made by the Operator in respect of insurance carried for the benefit of all the Participating Parties or (b) the settlement or prosecution of claims involved in litigation or other disputes involving property of the Participating Parties, in either case arising out of claims related to operations under the Agreement.

    3.2.6     CLAIMS

         Any amounts received pursuant to claims made by the Operator on behalf of the Parties arising out of claims related to operations under the Agreement and, except as otherwise provided in the Agreement or under this Accounting Procedure, any other event giving rise to a receipt (including interest) by the Operator on behalf of the Parties.

    3.2.7     OTHER

         Except as otherwise provided in the Agreement or under this Accounting Procedure, any other amounts of revenues or credits which accrue in any manner in connection with the operations under this Agreement.

    3.3  MULTIPLE ACCOUNTS

         In the conduct of Joint Operations and Non-Consent Operations, the Operator may establish such Applicable Accounts as the Operator deems necessary for the conduct of operations pursuant to the Agreement. Each such

    Applicable Account mad be established in the name of the Operator or such other Person as the Operator may designate. References in this Accounting Procedure to the Operator shall be deemed to include references to such Person as has been designated by Operator to maintain an Applicable Account.


                             ARTICLE 4: BOOKS AND RECORDS

4.1 ACCOUNTING RECORDS

    4.1.1     ACCOUNTING CODES

         The Operator shall provide the Non-Operators with a copy of any accounting codes it uses or proposes to use in connection with the Accounting Procedure.

    4.1.2     THE APPLICABLE ACCOUNTS

         Each Applicable Account shall be maintained to reflect the current status of the operations to which it relates, to the extent that all major amounts for work carried out, but not yet paid, shall be included and identified in the Applicable Accounts as Accruals in connection with Year-end closings.

    4.1.3     ACCESS

         Each Participating Party shall, with reasonable notice, have free access to all books and records containing charges and credits to the Applicable Account, including the supporting detail.

    4.1.4     INVESTMENT RECORDS

         The Operator shall maintain records of the investments carried in each Applicable Account in such a manner as to enable an effective reconciliation of a physical inventory.

    4.1.5     PRESENCE IN THE UNITED STATES AND/OR THAILAND

         All books and records, including the supporting detail or true copies thereof, relating to the Joint Account shall be physically present in the United States and/or Thailand, as appropriate.

    4.1.6     AFE REFERENCE

         Investments recorded in each Applicable Account shall carry a reference number to the AFE(s) under which the expenditure has been approved.

4.2 BANK ACCOUNTS

    The Operator shall establish separate bank accounts, if possible interest bearing, into which Cash Calls are made to cover transactions for each Applicable Account and in such other currencies as may be desirable. Upon request, each Participating Party shall be notified of the banks, the account numbers, and other relevant information relating to accounts containing funds relating to operations in which they are Participating Parties. The bank accounts shall at all times be kept at the lowest possible level consistent with an effective operation.

4.3 MATERIAL CLASSIFICATION

    The Operator shall use the "Material Classification Manual" approved by the Operating Committee. The Operator shall also include such other Material in the Controllable Material category as is considered desirable for operational or financial control purposes.

4.4 OTHER PROPERTY

    All property used in connection with operations under this Agreement shall be marked in such a manner as to enable an effective reconciliation of a physical inventory.

4.5 WAREHOUSE

    4.5.1     MARKINGS

         Materials shall be marked or stored in such manner as to enable an affective reconciliation of a physical inventory.

    4.5.2     RECORDS

         The Operator shall maintain detailed records of all Controllable Materials charged to and/or stored in a warehouse for operations under this Agreement. The records shall be segregated by category to include all Materials which are physically present in the warehouse.

    4.5.3     MAJOR MATERIAL HANDLING CHARGES

         Transportation costs, customs duties and other significant amounts shall be recorded as part of the Material cost.

    4.5.4     MINOR MATERIAL HANDLING CHARGES

         Local and minor transportation and handling charges for Material which are chargeable to the warehouse stock account may be accumulated in a separate warehouse sub-account containing handling and transportation costs from vendor to warehouse. When Materials are issued from the warehouse stock to an operation under this Agreement, a proportionate share of the subaccount shall be charged to the Joint Operations or Non-Consent Operations, as applicable, in addition to the cost of the item, the basic principle being that when the warehouse stock has been exhausted, the balance in the transportation sub-account will also be nil.

    4.5.5     FORWARDING

         Transportation and handling expenses from the warehouse to the operations and return shall be charged directly to the operation involved.


                                 ARTICLE 5: MATERIAL

5.1 DISPOSALS

    5.1.1     SURPLUS MATERIALS

         The Operator shall make timely disposal of idle and surplus Material charged to each Applicable Account.

    5.1.2     NOTIFICATION TO NON-OPERATORS

         For all items which have an original value of one hundred thousand Dollars (USD 100,000) or more, the Non-Operators shall be notified of the intended disposal, the original purchase price, current book value and an estimate of the price which can be obtained by sale to a third Person.

    5.1.3     DISPOSAL

         If no Parties are interested in making a purchase, the Operator may proceed with the disposal, provided that all disposals of items having an original value in excess of one hundred thousand Dollars (USD 100,000) shall be approved by a majority Participating Interest in the ownership of such items.

    5.1.4     DONATIONS

         Any donation on behalf of the Joint Account requires Operating Committee approval.

    5.1.5     LIMITATION ON DISPOSALS

         If disposal of any property other than Materials is required, Participating Parties owning an interest in such property shall decide the terms and conditions of such disposal for all items having an original value of one hundred thousand Dollars (USD 100,000) or more. Items with an original value under one hundred thousand Dollars (USD 100,000) may be disposed of by the Operator without the consent of the Participating Parties, by with due regard to their interests.


    5.1.6     CONDITION "D" MATERIAL

         Notwithstanding the other provisions of this Article, Material classified as Condition "D" (as defined under Article 3.1.6) may be disposed of by the Operator at such time and in such manner as the Operator deems necessary or desirable.

5.2 EVALUATION

    The Operator shall annually review the jointly owned Material and determine if a change in the value thereof is warranted. If so, the Operator shall make a proper charge to the Applicable Account reflecting the change and inform the Non-Operators of the action taken and the reasons for the change in value. Write-offs of one hundred thousand Dollars (USD) 100,000) in total shall be approved by Participating Parties holding a majority interest in the item to be written off.

5.3 WARRANTY

    The Operator does not warrant the Material used in operations under this Agreement and charged to the Applicable Account, PROVIDED, HOWEVER, the Operator shall promptly credit the Applicable Account with any adjustment received from a supplier or manufacturer on account of any Material. Material transferred from the Operator, Non-Operators or Affiliates which appears to be detective at the time it was transferred shall either be promptly repaired for the account of the transferring Party or returned for a full credit to the Applicable Account, unless otherwise agreed between the Parties.

5.4 CHARGES TO THE APPLICABLE ACCOUNT

    Material purchased by the Operator shall be charged to the Applicable Account as provided in Article 3.1.6.

5.5 SALES

    The Operator may sell, rent or lend Joint Property to Participating Parties in Non-Consent Operations or to third Persons, if the Operator believes that such action will not have a material detrimental effect on the Joint Operations. The Operator shall inform the Non-Operators of all such transactions and, subject to the terms and provisions of the Agreement and this Accounting Procedure, seek their prior approval if (a) such approval is otherwise required,
(b) the Operator in good faith believes that there is any financial or operational risk involved in such transaction, or the Market Price of such Joint Property or if the transaction to be taken with respect to such Joint Property is valued at in excess of one hundred thousand Dollars (USD 100,000).

               ARTICLE 6: CASH CALL, BILLING AND REPORTING REQUIREMENTS

6.1 CASH CALLS AND ADVANCES

    6.1.1     CASH CALLS

         On or about the fifteenth (15th) Day of each Month, the Operator shall furnish the Parties with a Cash Call requesting an Advance or Advances for the succeeding Month. The amount requested in a Cash Call shall be the Operator's estimate of the amount required from the Parties to enable the Operator to defray the net cash payments, being cash payments less cash receipts, due in the relevant Month under obligations properly incurred by the Operator in connection with the Joint Operations and Non-Consent Operations. Any difference between the Advances and charges as recorded in the Applicable Account shall be taken into account in the Cash Call for funds for the month following the determination of such difference.

    6.1.2     SPECIFICATION

    (a) Each Cash Call shall specify, in respect of each Advance, the amount of each currency required, the bank, account or accounts to which payment is to be made, and the due date on which payment is required. The due date or dates on which payment of an Advance or Advances is or are required shall be specified in the Cash Call and shall typically be the earlier of (i) the eleven (11) Working Days after the date that the Cash Call is sent to Participating Parties and (ii) the date or dates on which the Operator estimates that it will be making a substantial amount of the net cash payments for which the Cash Call is principally issued. The amount requested in each such Advance shall be the Operator's estimate, as applicable, of either (i) the aggregate anticipated net cash payments for the succeeding Month, or (ii) the net cash payments to be made on each such date together with any smaller sums which it estimates will be payable between the due date for payment of such Advance and the due date on which payment of the next Advance will be required. Such estimate shall be based on the latest information available to the Operator at the time the Cash Call is made.

    (b) In addition to the monthly Cash Calls specified in Article 6.1.1, extraordinary Cash Calls can be required by the Operator if it becomes necessary during special circumstances. In such case, the Operator shall provide at least five (5) Working Days' notice to the Participating Parties of its intent to issue such an extraordinary Cash Call. Such extraordinary Cash Calls shall contain the information required by, and shall be due in accordance with, the applicable provisions of Article 6.1.2(a).

    6.1.3     CURRENCY

         Cash Calls shall be made in Dollars or in a currency other than Dollars if all of the Participating Parties being cash called shall so agree.

    6.1.4     PAYMENTS

         Following a Cash Call, each Participating Party shall pay to the Operator for the Applicable Account a share of each Advance (as specified in the Cash Call) in proportion to its Participating Interest in the operation or operations to which such Cash Call relates. Each Participating Party shall pay its Participating Interest share of each Advance in sufficient time so that its payment will be credited to the designated bank account on the due date specified in the Cash Call. ff any Party falls to pay in full its Participating Interest share of any Advance by the due date, such Party's Participating Interest share shall begin accruing interest, from and after the due date of the Cash Call at the Agreed Interest Rate. If such Party pays in full its Participating Interest share of any Advance within five (5) Days after the due date, all accrued interest on its Participating Interest share of such Advance will be waived. If, at the end of five (5) Days after the due date of an Advance, such Party's Participating Interest share of such Advance has not been credited to the designated bank account, such Party shall be considered in default under its obligations to the other Participating Parties. Interest at the Agreed Interest Rate on such Defaulting Party's Participating Interest share of the Advance shall become due and payable, from and after the due date and through the date that payment in full (including accrued interest) of such Defaulting Party's Participating Interest share of such Advance is either (i) finally received from the Participating Party and credited to the designated bank account, or (ii) the other Participating Parties exercise their rights under Article 14 of the Agreement including, without limitation, their right to acquire their proportionate share of the Defaulting Party's Interest.

    6.1.5     LIMITATIONS

         The Operator shall restrict the funds of the Participating Parties held for each Applicable Account to a level that the Operator believes is consistent with that required for the conduct of the Joint Operations or Non-Consent Operations, as applicable.

    6.1.6     INTEREST

         Any interest from the bank accounts containing funds received or paid by the Operator, other than interest received by the Operator pursuant to
    Article 3.1.12, shall be credited/debited to the Applicable Account.

    6.1.7     FORECAST

         Each Cash Call forwarded by the Operator shall be accompanied by a forecast pursuant to which the Operator estimates the amount of the anticipated Cash Calls for the two (2) Months succeeding the Month covered by the forwarded Cash Call.

6.2 BILLING STATEMENT AND SCHEDULES

    6.2.1     MONTHLY BILLING STATEMENT

         The Operator shall send a report to the Parties within twenty (20) Working Days following the end of each Month on all charges made and all credits obtained by the Operator, or its Affiliates, in connection with the Joint Operations and Non-Consent Operations to which such Party was a Participating Party during such Month, in sufficient detail to form the basis for the annual tax return and other reports required by governmental authorities in the jurisdictions in which the Parties are doing business under the Agreement.

    6.2.2     CLASSIFICATIONS

         Such report shall be made on a billing statement which shall show the net total of all payments (less all receipts) relating to that Party's Applicable Accounts and such Party's Participating Interest share thereof and shall be accompanied by billing schedules dividing such charges and credits into main classifications of expenditure indicative of the nature thereof and in accordance with the approved budgets. In addition, any interest received and any unusual payments and receipts shall be indicated separately.

    6.2.3     CURRENCY

         All billing statements and schedules shall be in Dollars.

    6.3  MONTHLY CASH RECONCILIATION

         As at the end of each Month in which funds have been received by the Operator, the Operator shall make a separate reconciliation for each currency between:

         (a) the monthly total of advances received by the Operator from the Parties in such currency, and

         (b) the monthly total of cash payments, net of cash receipts other than interest, made in such currency by the Operator as reflected in the billing statement for such Month.

6.4 INVENTORIES

    6.4.1     INVENTORIES

         A complete inventory shall be taken of warehouse stock at least bi-annually, and shall include all Controllable Material charged to all Applicable Accounts.

    6.4.2     NOTICE

         The Non-Operators shall receive at least thirty (30) Days' notice from the Operator of its intention to take an inventory and shall have the right to be represented when the inventory is taken. If the Operator is taking an inventory on a continuous basis, the Non-Operators shall be informed of the inventory schedule so as to enable them to be present if desired. Failure of a Non-Operator to be present after having received such notice shall bind such Non-Operator to accept the result of the inventory.

    6.4.3     SURPLUSES SHORTAGES AND ADJUSTMENTS

         The Operator shall, within sixty (60) Days of the completion of an inventory, furnish the Non-Operators with copies of the inventory, showing surpluses, shortages and adjustments made, including relevant explanations thereof.

    6.4.4     SPECIAL INVENTORIES

         Any Non-Operator may, upon reasonable notice and at its own expense, require the Operator to take a special inventory of the Material charged to any Applicable Account in which it has a Participating Interest.

6.5 PRODUCTION REPORT

    Reporting will be established as stated in Article 5 of the Agreement.


                            ARTICLE 7: CONTROL PROCEDURES

7.1 AUDITS

    7.1.1     ACCESS

         The Operator shall attempt to ensure that all Non-Operators shall at reasonable times during normal business hours have free access to all books, records and inventories maintained by any auditor of the Operator and its Affiliates so far as the same shall relate to operations under the Agreement in which such Non-Operator has a Participating Interest and only insofar as such books, records and inventories maintained by such auditor pertain to the Operator in its capacity as Operator and not as a Participating Party.

    7.1.2     NOTICE

         The Non-Operators shall give at least ninety (90) Days' written notice pursuant to the Agreement of their intention to conduct an audit of the Operator's books, records and inventories, and shall make every reasonable effort to conduct any audits pursuant to this Article jointly or simultaneously in a manner which will result in a minimum of inconvenience to the Operator. The Operator shall make all reasonable efforts to co-operate with any audit and will provide reasonable assistance in relation thereto.

    7.1.3     COSTS

         The cost of an audit by the Non-Operators is not chargeable to the Joint Account.

    7.1.4     REPORT

         The audit report shall include all claims arising from the audit and comments relating to the settlement of outstanding matters, as well as comments to the accounts and records. A copy of the audit report shall be distributed to the other Parties within ninety (90) Days of the completion of the audit.

    7.1.5     ADJUSTMENTS

         The Operator shall reply to the report in writing within ninety (90) Days and shall promptly record all adjustments which have been agreed upon between the Operator and the Non-Operators. If the Operator does not reply in the aforementioned ninety (90) Days, consideration shall also be given to the gain or loss of interest which the Parties may have incurred during such period that the Parties either have had the use of or were denied the use of the relevant funds. The computation of any such interest shall be calculated in the manner and with the rates described in Article 14 of the Agreement.

    7.1.6     DISAGREEMENTS

         Outstanding claims which cannot be agreed upon shall be referred to the Accounting Committee, if any, or the Operating Committee for settlement before going to arbitration.

    7.1.7     TIME LIMITS

         The Parties' right to claim any adjustment shall cease twenty four
    (24) Months after the end of each Year, unless a written request for such adjustment is given to the other Parties during such twenty-four (24) Month period. Adjustments involving or resulting from third Person claims, physical inventories or statutory claims are exempt from the twenty-four
    (24) Month limitation. Non-Operators shall have the right to conduct further investigations of the relevant books, records and inventories in relation to the outstanding matter until such matter has been settled.

    7.1.8     PROPRIETARY AND CONFIDENTIAL INFORMATION

         If an audit of the Operator and its applicable Affiliates by the Non-Operators involves information which is generally accepted as proprietary and confidential, the Operator may require that such audit is carried out by an external auditor of international standing acting under the instructions of the Non-Operators. Such assistance shall, however, be chargeable to the Joint Account.

    7.1.9     THIRD PERSON CONTRACTS

         The Operator shall use its best efforts to obtain audit rights in all contracts. Where the Operator obtains such rights, such Audit may be carried out in accordance with Article 7.1.8 above.

7.2 AFES

    7.2.1     REQUEST FOR AFE

         With the exception of expenditures mentioned in Article 2.3.2 of this accounting Procedure, and except as otherwise provided elsewhere in the Agreement, before commencing any Appraisal Operation or Development Operation the Operator shall request the Parties to authorize an ME covering such operation and giving the Parties sufficient time (as provided in the Agreement) to consider the matter.

    7.2.2     INFORMATION

         Each AFE shall set forth the following information:

         (a)  a brief summary of the scope of work covered by the ME;

         (b) an itemized breakdown of estimated expenditures and estimated allowances for contingencies relating to the scope of work described above;

         (c) an estimate of phasing of estimated expenditures on a Monthly basis; and

         (d)  each Party's total share of the estimated expenditure.

    Necessary further details to support estimated costs will be included as attachments to the ME to the extent customary in the oil and gas industry or reasonably requested by the Party's evaluating such ME.

    7.2.3     APPROVAL

         After the Participating Parties approve an AFE, copies thereof showing a sufficient number of authorizations by the Participating Parties shall be promptly distributed to the Parties by the Operator.

7.3 COST CONTROL

    The Operator shall establish and maintain an effective cost control system for the benefit of the operations to be conducted under the Agreement. Such system shall include such controls as may be decided by the Operating Committee.

                                    EXHIBIT "B-1"

                              PARENTAL COMPANY GUARANTEE

                                          of

                                POGO PRODUCING COMPANY


WHEREAS

POGO PRODUCING COMPANY,
having its registered office at 5 Greenway Plaza, Suite 2700, Houston, Texas
77046-0504, USA;                                                             AND

THE RUTHERFORD/MORAN OIL CORPORATION,
having its registered office at 5 Greenway Plaza, Suite 220, Houston, Texas
77046-0504, U.S.A.;                                                          AND

THE SOPHONPANICH CO., LTD.,
having its registered office at 61/1 Soi Watana Sukhumvit 19, Bangkok, Thailand 10110,

were granted through their wholly owned subsidiaries, Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited, respectively), together with Maersk Oil (Thailand) Ltd., that certain Petroleum Concession No. 1/2534/36 covering Block B8/32 in the Gulf of Thailand effective August 1, 1991 (as amended and modified through the date hereof, the "Concession"); and

WHEREAS Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited (collectively, the "Parties") have been successful in the exploration for oil and gas on the Concession and have proposed to commence operations to develop certain portions of the Concession at considerable cost, expense and risk to each of the Parties; and

WHEREAS in connection with such development plans, the Parties have entered into a joint operating agreement dated as of March 3, 1995 (the "Agreement") defining certain rights, duties, obligations and liabilities of the Parties in connection with their operations on a portion of the Concession known as the Tantawan License (as defined in the Agreement) and also appointing Thaipo Limited as operator (in such capacity, the "Operator") under the Agreement; and

WHEREAS the Agreement requires the ultimate corporate parent company of each Party to the Agreement irrevocably and unconditionally guarantee as primary obligor, and not merely as a surety, the due performance and discharge of any and all obligations of its respective subsidiary by executing a Parent Company Guaranty in favor of the Operator;

NOW THEREFORE, in consideration of the mutual obligations and covenants between the Parties to the Agreement and further in consideration of the sum of US$ 1.00, Pogo Producing Company does hereby irrevocably and unconditionally guarantee to Thaipo Limited, having its registered address at 5 Greenway Plaza, Suite 2700, Houston, Texas, 77046-0504, as a primary obligor, and not merely as a surety, the full and faithful performance of all obligations and payment when due, which now or in the future may rest with Thaipo Limited and/or its assignees and/or successors that may arise under or be related in any way to the Tantawan License and any operations under or related to the Agreement and any applicable laws, rules or regulations which are or may in the future become enforceable on any of the Parties.

    THIS GUARANTEE shall be governed and construed in accordance with the laws of the State of Texas, and any dispute or difference arising out of or in connection with this Guarantee including but without limitation to any question regarding its existence, validity, termination or enforcement shall be referred to and finally resolved exclusively in a court having jurisdiction over the matter in dispute that is situated in Houston, Harris County, Texas, United States of America.

    THIS GUARANTEE is dated as of this ____ day of ______, 1996, but shall be deemed to be effective from and after March 3, 1995, is personal to the Guarantor and shall not be assignable, in whole or in part by Guarantor.


                   POGO PRODUCING COMPANY



                   By:
                        --------------------------------------------------------
                   Name:
                          ------------------------------------------------------
                   Title:
                           -----------------------------------------------------

                                    EXHIBIT "B-2"


                              PARENTAL COMPANY GUARANTEE

                                          of

                         THE RUTHERFORD/MORAN OIL CORPORATION


WHEREAS

POGO PRODUCING COMPANY,
having its registered office at 5 Greenway Plaza, Suite 2700, Houston, Texas
77046-0504, USA;                                                             AND

THE RUTHERFORD/MORAN OIL CORPORATION,
having its registered office at 5 Greenway Plaza, Suite 220, Houston, Texas
77046-0504, U.S.A.;                                                          AND

THE SOPHONPANICH CO., LTD.,
having its registered office at 61/1 Soi Watana Sukhumvit 19, Bangkok, Thailand 10110,

were granted (through their wholly owned subsidiaries, Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited, respectively), together with Maersk Oil (Thailand) Ltd., that certain Petroleum Concession No. 1/2534/36 covering Block B8/32 in the Gulf of Thailand effective August 1, 1991 (as amended and modified through the date hereof, the "Concession"); and

WHEREAS Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited (collectively, the "Parties") have been successful in the exploration for oil and gas on the Concession and have proposed to commence operations to develop certain portions of the Concession at considerable cost, expense and risk to each of the Parties; and

WHEREAS in connection with such development plans, the Parties have entered into a joint operating agreement dated as of March 3, 1995 (the "Agreement") defining certain rights, duties, obligations and liabilities of the Parties in connection with their operations on a portion of the Concession known as the Tantawan License (as defined in the Agreement) and also appointing Thaipo Limited as operator (in such capacity, the "Operator") under the Agreement; and

WHEREAS the Agreement requires the ultimate corporate parent company of each Party to the Agreement irrevocably and unconditionally guarantee as primary obligor, and merely as a surety, the due performance and discharge of any and all obligations of its respective subsidiary by executing a Parent Company Guaranty in favor of the Operator;



                                        B-2-1

NOW THEREFORE, in consideration of the mutual obligations and covenants between the Parties to the Agreement and further in consideration of the sum of US$1.00, The Rutherford/Moran Oil Corporation does hereby irrevocably and unconditionally guarantee to Thaipo Limited, having its registered address at 5 Greenway Plaza, Suite 2700, Houston, Texas, 77046-0504, as a primary obligor, and not merely as a surety, the full and faithful performance of all obligations and payment when due, which now or in the future may rest with ThaiRomo, Ltd. and/or its assignees and/or successors that may arise under or be related in any way to the Tantawan License and any operations under or related to the Agreement and any applicable laws, rules or regulations which are or may in the future become enforceable on any of the Parties.

    THIS GUARANTEE shall be governed and construed in accordance with the laws of the State of Texas, and any dispute or difference arising out of or in connection with this Guarantee including but without limitation to any question regarding its existence, validity, termination or enforcement shall be referred to and finally resolved exclusively in a court having jurisdiction over the matter in dispute that is situated in Houston, Harris County, Texas, United States of America.

    THIS GUARANTEE is dated as of this ____ day of______________, 1996, but shall be deemed to be effective from and after March 3, 1995, is personal to the Guarantor and shall not be assignable, in whole or in part by Guarantor.


                   THE RUTHERFORD/MORAN OIL CORPORATION



                   By:
                        --------------------------------------------------------
                   Name:
                          ------------------------------------------------------
                   Title:
                           -----------------------------------------------------


                                        B-2-2

                                    EXHIBIT "B-3"


                              PARENTAL COMPANY GUARANTEE

                                          of

                              THE SOPHONPANICH CO., LTD.

WHEREAS

POGO PRODUCING COMPANY,
having its registered office at 5 Greenway Plaza, Suite 2700, Houston, Texas
77046-0504, USA;                                                             AND

THE RUTHERFORD/MORAN OIL CORPORATION,
having its registered office at 5 Greenway Plaza, Suite 220, Houston, Texas
77046-0504, U.S.A.;                                                          AND

THE SOPHONPANICH CO., LTD.,
having its registered office at 61/1 Soi Watana Sukhumvit 19, Bangkok, Thailand 10110, were granted (through their wholly owned subsidiaries, Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited, respectively), together with Maersk Oil (Thailand) Ltd., that certain Petroleum Concession No. 1/2534/36 covering Block B8/32 in the Gulf of Thailand effective August 1, 1991 (as amended and modified through the date hereof, the "Concession"); and

WHEREAS Thaipo Limited, Thai Romo Ltd. and Sophon Thai Gulf Limited (collectively, the "Parties") have been successful in the exploration for oil and gas on the Concession and have proposed to commence operations to develop certain portions of the Concession at considerable cost, expense and risk to each of the Parties; and

WHEREAS in connection with such development plans, the Parties have entered into a joint operating agreement dated as of March 3, 1995 (the "Agreement") defining certain rights, duties, obligations and liabilities of the Parties in connection with their operations on a portion of the Concession known as the Tantawan License (as defined in the Agreement) and also appointing Thaipo Limited as operator (in such capacity, the "Operator") under the Agreement; and

WHEREAS the Agreement requires the ultimate corporate parent company of each Party to the Agreement irrevocably and unconditionally guarantee as primary obligor, and merely as a surety, the due performance and discharge of any and all obligations of its respective subsidiary by executing a Parent Company Guaranty in favor of the Operator;


                                        B-3-1

NOW THEREFORE, in consideration of the mutual obligations and covenants between the Parties to the Agreement made further in consideration of the sum of US$1.00, The Sophonpanich Co., Ltd. does hereby irrevocably and unconditionally guarantee to Thaipo Limited, having its registered address at 5 Greenway Plaza, Suite 2700, Houston, Texas, 77046-0504, as a primary obligor, and not merely as a surety, the full and faithful performance of all obligations and payment when due, which now or in the future may rest with Sophon Thai Gulf Limited and/or its assignees and/or successors that may arise under or be related in any way to the Tantawan License and any operations under or related to the Agreement and any applicable laws, rules or regulations which are or may in the future become enforceable on any of the Parties.

    THIS GUARANTEE shall be governed and construed in accordance with the laws of the State of Texas, and any dispute or difference arising out of or in connection with this Guarantee including but without limitation to any question regarding its existence, validity, termination or enforcement shall be referred to and finally resolved exclusively in a court having jurisdiction over the matter in dispute that is situated in Houston, Harris County, Texas, United States of America.

    THIS GUARANTEE is dated as of this ____ day of______________, 1996, but shall be deemed to be effective from and after March 3, 1995, is personal to the Guarantor and shall not be assignable, in whole or in part by Guarantor.


                   THE SOPHONPANICH CO., LTD.



                   By:
                        --------------------------------------------------------
                   Name:
                          ------------------------------------------------------
                   Title:
                           -----------------------------------------------------



                                        B-3-2

                                     EXHIBIT "C"

    Attached to and made a part of that certain Joint Operating Agreement (the "Agreement") dated effective as of March 3, 1995, by and among Thaipo Limited, as Operator, and Thai Romo Ltd. and Sophon Thai Gulf Limited, as Non-Operators.


                           DESCRIPTION OF THE TANTAWAN AREA

    That certain portion of Petroleum Concession No. 1/2534/36 covering Block B8/32 in the Gulf of Thailand that was awarded by the Ministry to Maersk Oil (Thailand) Ltd., Thaipo, Limited and Thai Romo Ltd. on August 1, 1991, as supplemented by Supplementary Petroleum Concession No. 1 to Petroleum Concession No. 1/2534/36 dated March 6, 1992 pursuant to which The Sophonpanich Co., Ltd., became a party to Petroleum Concession No. 1/2534/36, as supplemented by Supplementary Petroleum Concession No. 2 to Petroleum Concession No. 1/2534/36 dated September 4, 1995, as modified by that certain letter from the Department of Mineral Resources Serial No. OrKor 0306/10332 dated August 23, 1995 as more fully defined by the map coordinates set forth below:



    POINT NO.      LATITUDE (NORTH)         LONGITUDE (EAST)


    1              10DEG.  18' 00.0"        101DEG.  24' 00.0"
    2              10DEG.  18' 00.0"        intersecting with the
                                            declared Cambodian
                                            continental shelf (1972)
    3              10DEG.  16' 00.0"        101DEG.  29' 00.0"
    4              10DEG.  9' 00.0"         101DEG.  30' 00.0"
    5              10DEG.  9' 00.0"         101DEG.  27' 00.0"
    6              10DEG.  0' 00.0"         101DEG.  28' 20.0"
    7              10DEG.  0' 00.0"         101DEG.  24' 00.0"

4. Each Party producing and/or delivering gas to its purchaser shall pay any and all royalties and production taxes due on such gas. Nothing herein shall cause a producing Party to account for or pay overriding or other leasehold burdens created by or burdening the interest of any non-producing or underproducing Party.

5. The provisions of this Gas Balancing Agreement shall be separately applicable to each well and each Reservoir to the end that, subject to the provision of paragraph 6 below, production from one Reservoir may not be utilized for the purpose of balancing underproduction from other Reservoirs unless agreed to by the balancing Parties and the gas is of similar quality.

6. (a) When production from a Reservoir permanently ceases, Operator shall be responsible to determine the final accounting of underproduction and overproduction. Each overproduced Party shall have the option of furnishing each underproduced Party gas of like quality from other sources ("make-up gas") or settling the imbalance in cash as provided below. Make-up gas shall be supplied from sources determined solely by the overproduced Party; PROVIDED, HOWEVER, that no such source may be included unless a delivery point for the gas can be agreed upon by the overproduced and underproduced Parties involved.

    (b) If any overproduced Party does not elect to supply make-up gas, or if such Parties do not agree on a delivery point for the make-up gas within thirty (30) Days from termination of such production, a monetary settlement will be made between the underproduced and overproduced Parties. Such settlement shall be made within sixty (60) Days from termination of production. In making such settlement, each such overproduced Party shall remit to the Operator for the account of each underproduced Party an amount of money calculated by multiplying the volume of overproduced gas by the actual amount of money per thousand British thermal units such gas that such overproduced Party actually received from sales to any Person not an Affiliate, less taxes and royalties theretofore paid by the overproduced Party. The Operator will disburse to each underproduced Party its proportionate share of monies collected. Such amount shall be shared by each underproduced Party in the proportion that the underproduction of each bears to the underproduction of all Parties. If any overproduced party has paid royalties or taxes attributable to his overproduction, the amount of such royalties shall be deducted from such payment made by him. The amount of payment for all such overproduction shall be determined in the order of accrual.

7. Nothing in this Gas Balancing Agreement shall cause the Operator to produce a well or reservoir at higher than maximum allowable rates which might have been established by a regulatory authority or above that rate which Operator believes may result in damage to the reservoir or decrease the total reserves recoverable from such well.

    Completed Reservoir and the denominator is the total number of Days spent on the well beginning on the date the rig arrives on location and terminating when the rig is released

2.  WELL COMPLETED IN MULTIPLE RESERVOIRS:

    (a) Material costs, including wellhead equipment and casing strings, etc. other than tubing from the surface to a depth 100 feet below the base of the upper Completed Reservoir shall be divided equally between the Completed Reservoirs and charged to the Parties participating in each Reservoir.

    (b) Casing strings and Material costs other than tubing from a depth 100 feet below the base of the upper Completed Reservoir to a depth 100 feet below the base of the second Completed Reservoir shall be divided equally between the second and any other Completed Reservoir below such depth and charged to the Parties participating in each Completed Reservoir. If the well is Completed in triple or quadruple Reservoirs, etc., the costs applicable to the triple and quad Completed Reservoirs shall be determined and charged to the owners thereof in the same manner as described for the dual Completed Reservoir.

    (c) Casing strings and controllable Material costs other than tubing from a depth 100 feet below the base of the lower Completed Reservoir to total depth shall be charged to the Parties participating in costs to total depth.

    (d) Tubing strings serving each separate Completed Reservoir shall be charged to the Parties participating in such Completed Reservoirs.

    (e) Intangible drilling and Completion costs including non-controllable Materials from the surface to a depth 100 feet below the base of the upper Completed Reservoir shall be divided equally between the Completed Reservoirs and charged to the Parties participating in each Completed Reservoir on the basis set out in (h) below.

    (f) Intangible drilling and Completion costs including non-controllable Materials from a depth 100 feet below the base of the upper Completed Reservoir to a depth 100 feet below the base of the second Completed Reservoir shall be divided equally between the second Completed Reservoir and any other Completed Reservoirs below such depth and charged to the Parties participating in each such Completed Reservoir, on the basis set out in (h) below. If the well is Completed in triple or quadruple Reservoirs, etc., the costs applicable to the triple or quad Completed Reservoirs, etc. shall be determined and charged to the owners thereof in the like manner as described for the dual Completed Reservoir.

    (g) Intangible drilling and Completion costs including non-controllable Materials from a depth 100 feet below the base of the lower Completed Reservoir to total depth shall be charged to the Parties participating in costs from 100 feet below the lowest Completed Reservoir to total depth, on the basis set out in (h) below.


    (h) Intangible drilling and Completion costs including non-controllable Materials shall be allocated between Completed Reservoirs including the interval from the lower Completed Reservoir to total depth, on a drilling day ratio basis, where the factor for each Completed Reservoir is determined by a fraction of which the numerator is the number of drilling and Completion Days applicable to that Completed Reservoir and the denominator is the total number of Days spent on the well beginning on the date the rig arrives on location and terminating when the rig is released.

    For the purposes of allocating tangible and intangible costs between Reservoirs that occur at less than 100 foot intervals, the distance from the base of the upper Reservoir to the top of the next lower Reservoir shall be allocated equally between Reservoirs.

3.  IF WELL IS A DRY HOLE.

    a) The costs to drill, Plug and abandon a well proposed for Completion in single, dual, or multiple Reservoirs shall be charged to the Participating Parties in the same manner as if the well were Completed as a producer in all Reservoirs as proposed.

    b) Plugging and abandoning of any well following any Deepening operation, Completion attempt, or other operation shall be at the sole risk and expense of the Parties participating in such operation.

                                     EXHIBIT "F"


    Attached to and made a part of that certain Joint Operating Agreement (the "Agreement") dated effective as of March 3, 1995, by and among Thaipo Limited, as Operator, and Thai Romo Ltd. and Sophon Thai Gulf Limited as Non-Operators.


                            MINIMUM INSURANCE REQUIREMENTS

1. Operator shall, at all times while conducting Joint Operations on the Tantawan Area, carry or cause to be carried, pay for, and charge to the Joint Account premiums for Workman's Compensation and Employer's Liability insurance in accordance with laws of governmental bodies having jurisdiction in the areas in which Joint Operations are conducted. Such policies shall contain underwriter's waiver of subrogation in favor of the Parties.

2. Each Party shall, at all times while the Agreement is in effect, carry or cause to be carried, the following coverages pertaining to its share of the liability assumed under the Agreement.

    (a) AUTOMOBILE LIABILITY INSURANCE policy with limits of $1,000,000 per occurrence covering personal injury, death, or property of third parties.

    (b) THIRD-PARTY LIABILITY INSURANCE policy with limits of $50,000,000 per occurrence covering all losses or damages resulting from claims for personal injury, death, or property of third parties, and including coverage for protection and indemnity liability claims and aircraft liability claims, if applicable.

    (c) OPERATOR'S EXTRA EXPENSE policy with limits of $50,000,000 per occurrence covering all losses or damages resulting from loss of well control, explosions, fire, cratering, including expenses of clean-up, containment, seepage, pollution or contamination.


                                         F-1